  C L I F F O R D                                  LIMITED LIABILITY PARTNERSHIP
  C H A N C E

                                                                  CONFORMED COPY

                      TURQUOISE CARD BACKED SECURITIES PLC
                                    as Issuer

                           TURQUOISE HOLDINGS LIMITED
                                   as Holdings

                                  HSBC BANK PLC

     as Principal Paying Agent, Agent Bank, UK Transfer Agent, UK Registrar,
        Bank Account Operator, Issuer Account Bank, LNI Account Bank and
                              Expenses Loan Lender

                     HSBC BANK USA, NATIONAL ASSOCIATION
      as Paying Agent, Exchange Agent, US Transfer Agent and US Registrar

                     LAW DEBENTURE TRUST COMPANY OF NEW YORK

                                 as Note Trustee

                           TURQUOISE OPTION CO LIMITED

                                  as Option Co

                           TURQUOISE FUNDING 1 LIMITED
                as Loan Note Issuer No.1 and Investor Beneficiary

                           TURQUOISE FUNDING 2 LIMITED
                as Loan Note Issuer No.2 and Dormant Beneficiary

                      TURQUOISE RECEIVABLES TRUSTEE LIMITED
                             as Receivables Trustee

                                       and

                  WILMINGTON TRUST SP SERVICES (LONDON) LIMITED
                                     as WTSS

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                        ISSUER MASTER FRAMEWORK AGREEMENT
                                 RELATING TO THE
                       TURQUOISE FUNDING MEDIUM TERM NOTE
                                    PROGRAMME
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                                    CONTENTS

CLAUSE                                                                    PAGE

       Part 2 Transaction Document Representations And Warranties Of
        The Issuer............................................................51

Schedule 5 ISSUER COVENANTS...................................................53

THIS AGREEMENT is made on 23 May 2006

BETWEEN:

(1)   TURQUOISE CARD BACKED SECURITIES PLC, a public limited liability company incorporated in England and Wales (registered number 5506646) whose registered office is at c/o Wilmington Trust SP Services (London) Limited,
      Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ (the "ISSUER");

(2)   TURQUOISE HOLDINGS LIMITED (registered number 5554872), whose principal place of business is at c/o Wilmington Trust SP Services (London) Limited,
      Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ ("HOLDINGS");

(3)   HSBC BANK PLC, banking corporation acting through its office at 8 Canada
      Square, London, E14 5HQ as principal paying agent, registrar, transfer agent, agent bank, bank account operator, account bank and expenses loan lender (in such respective capacities as the "PRINCIPAL PAYING AGENT", the
      "UK REGISTRAR", the "UK TRANSFER AGENT", the "AGENT BANK", the "BANK
      ACCOUNT OPERATOR", the "ISSUER ACCOUNT BANK", the "LNI ACCOUNT BANK" and
      the "EXPENSES LOAN LENDER");

(4)   HSBC BANK USA, NATIONAL ASSOCIATION acting through its office at 10 East
      40th Street, New York, NY 10016, United States as paying agent, registrar, transfer agent and exchange agent (in such respective capacities as the
      "PAYING AGENT", the "US REGISTRAR", the "US TRANSFER AGENT" and the
      "EXCHANGE AGENT");

(5)   LAW DEBENTURE TRUST COMPANY OF NEW YORK, acting through its New York branch whose principal place of business is at 767 Third Avenue - 31st floor, New York, New York 10017 as note trustee (the "NOTE TRUSTEE"), which expression shall include such company and all other persons for the time being acting as the trustee or trustees under the Note Trust Deed;

(6)   TURQUOISE OPTION CO LIMITED, a private limited liability company incorporated in Jersey with registration number 92291 and having its registered office at 26 New Street, St. Helier, Jersey, JE2 3RA Channel
      Islands, ("OPTION CO");

(7)   TURQUOISE FUNDING 1 LIMITED, a private limited liability company incorporated in Jersey with registration number 92327 and having its registered office at 26 New Street, St. Helier, Jersey, JE2 3RA Channel
      Islands, in its capacities as the loan note issuer (the "LOAN NOTE ISSUER
      NO.1") and as investor beneficiary (the "INVESTOR BENEFICIARY");

(8)   TURQUOISE FUNDING 2 LIMITED, a private limited liability company incorporated in Jersey, Channel Islands, with registration number 92329 and having its registered office at 26 New Street, St. Helier, Jersey, JE2
      3RA Channel Islands (the "LOAN NOTE ISSUER NO.2" and "DORMANT INVESTOR
      BENEFICIARY");

(9)   TURQUOISE RECEIVABLES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands with company number
      92324 and having its registered office at 26 New Street, St. Helier,
      Jersey, JE2 3RA Channel Islands, (the "RECEIVABLES TRUSTEE"); and

                                      - 1 -

(10)  WILMINGTON TRUST SP SERVICES (LONDON) LIMITED (registered number 2548079), whose principal place of business is at Tower 42, (Level 11),
      International Financial Centre, 25 Old Broad Street, London EC2N 1HQ
      ("WTSS").

                                      - 2 -

INTRODUCTION:

(A)   The Loan Note Issuer No.1 has agreed to issue and the Issuer has agreed to subscribe for Loan Notes.

(B)   In order to finance its subscription of each Loan Note, the Issuer will issue Notes of a particular Series and will use the net proceeds of the issue to pay Loan Note Issuer No.1.

(C)   The Transaction Parties have agreed to enter into the Documents pursuant to which the Master Definitions Schedule, Common Terms, representations and warranties, covenants and other provisions set out in the Agreement may apply and be incorporated into all or some of the Documents, as set out in each of such Documents.

THE PARTIES AGREE AS FOLLOWS:

1.    INTERPRETATION

1.1   Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement shall have the meanings and constructions ascribed to them in the Master Definitions
      Schedule set out in Schedule 1 (Master Definitions Schedule) of this
      Agreement.

2.    COMMON TERMS

2.1   INCORPORATION OF COMMON TERMS

      Except as provided below, the Common Terms apply to this Agreement, where applicable, and shall be binding on the parties to this Agreement.

2.2   OBLIGOR/OBLIGEE

      Paragraph 1 (Further Assurance) of the Common Terms applies to this
      Agreement as if set out in full in this Agreement and as if the Issuer were the Obligor and the Note Trustee were the Obligee.

3.    GOVERNING LAW

      This Agreement is governed by and shall be construed in accordance with
      English law.

4.    EXECUTION

      The parties have executed this Agreement on the date stated at the beginning of this Agreement.

                                      - 3 -

                                   SCHEDULE 1

                           MASTER DEFINITIONS SCHEDULE

1.    DEFINITIONS

      Except where the context otherwise requires, the following defined terms used in the Documents have the meanings set out below (as the same may be amended and supplemented from time to time):

      "24 HOURS" means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where any Meeting is to be held and in each of the places where the Paying Agents have their
      Specified Offices (disregarding for this purpose the day upon which such
      Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included, as stated above, all or part of a day upon which banks are open for business as aforesaid; and

      "48 HOURS" means 2 consecutive periods of 24 hours.

      "ACCOUNT BANK" means HSBC or any other bank at which the Issuer
      Distribution Account is to be maintained from time to time;

      "ADDITIONAL INTEREST MARGIN" has the meaning given in the relevant
      Prospectus Supplement/Final Terms (if applicable);

      "ADDITIONAL INTEREST" means the interest which will accrue at the then current rate of interest in respect of any Deferred Interest;

      "AFFILIATES" means, with regard to any Person, any other Person controlling, controlled by or under common control with such Person;

      "AGENCY AGREEMENT" means the agreement so named dated on or about the date hereof between, inter alios, the Issuer, the Agents and the Note Trustee;

      "AGENT BANK" means HSBC Bank plc as agent bank under the Agency Agreement;

      "AGENTS" means, in relation to any Series, the Principal Paying Agent, the other Paying Agents, the Agent Bank, the Registrars, the Transfer Agents,
      the Exchange Agent, or any of them;

      "AGGREGATE PRINCIPAL AMOUNT OUTSTANDING" means:

      (a)   in relation to a Class or Sub-Class of Notes under a specific
            Series, the aggregate of the Principal Amount Outstanding of each
            Note in the Series of such Class or Sub-Class, PROVIDED THAT where any Sub-Class of Notes is not denominated in US Dollars, the
            Principal Amount Outstanding for such Notes in the relevant non-US
            Dollar currency converted into US Dollars at the conversion rate specified in the Prospectus Supplement/Final Terms relating to such
            Sub-Class shall be the Principal Amount Outstanding in relation to such Sub-Class;

                                      - 4 -

      (b)   in relation to a Series of Notes, the aggregate of the Principal
            Amount Outstanding of each Class of Notes in such Series;

      (c)   in relation to all Notes, the Aggregate Principal Amount Outstanding
            of all outstanding Series.

      "AMORTISATION PERIODS" means the Regulated Amortisation Period and the
      Rapid Amortisation Period or such other period specified as an
      Amortisation Period in the relevant Prospectus Supplement/Final Terms and the relevant Note Trust Deed Supplement in respect of a Series;

      "ANCILLARY RIGHTS" means in relation to an Interest, all ancillary rights, accretions and supplements to such Interest, including any guarantees or indemnities in respect of such Interest;

      "APPOINTEE" means any delegate, agent, attorney, manager or nominee appointed by the Note Trustee pursuant to the provisions of the Security
      Documents;

      "AUDITORS" means in respect of the Issuer, KPMG Audit plc or such other reputable firm of accountants qualified to practice in England and Wales, as may be appointed by the Issuer from time to time;

      "AUTHORISED DENOMINATION" means, with respect to the Class A Notes, the
      Class B Notes and the Class C Notes of a Series, the amount set forth in the relevant Note Trust Deed Supplement with respect to such Series;

      "AUTHORISED SIGNATORY" means any director of the Issuer or any other
      Person or Persons who are duly authorised and in respect of whom a certificate has been provided signed by a director or another Authorised
      Signatory setting out the name and signature of such Person and confirming such Person's authority to act;

      "BANK ACCOUNT OPERATING AGREEMENT" means the agreement so named dated on or about 23 May 2006 between, inter alios, the Issuer, the Loan Note
      Issuer No. 1 and the Account Bank;

      "BASE PROSPECTUS" means the base prospectus/program offering circular relating to the Notes prepared in connection with the Programme for submission to the UKLA and as revised, supplemented, amended or updated from time to time by the Issuer including, in relation to each Series, the applicable Prospectus Supplement/Final Terms relating to such Series and such other documents as are from time to time incorporated therein by reference;

      "BASIC TERMS MODIFICATION" means any change:

      (a)   to any date fixed for payment of principal or interest in respect of the Notes of any Class or Sub-Class, to reduce the amount of principal or interest payable on any date in respect of the Notes of any Class or Sub-Class, to alter the method of calculating the amount of any payment in respect of the Notes of any Class or
            Sub-Class or the date for any such payment;

                                      - 5 -

      (b)   (except in accordance with the Conditions and the Note Trust Deed)
            to effect the exchange, conversion or substitution of the Notes of any Class or Sub-Class for, or the conversion of such Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed;

      (c)   to alter the priority of payment of interest or principal in respect of the Notes;

      (d)   to change the currency of any payment under the Notes of any Class or Sub-Class

      (e)   to change the quorum requirements relating to Meetings or the majority required to pass an Extraordinary Resolution; or

      (f)   to amend the definition of a Basic Terms Modification;

      "BENEFIT" in respect of any Interest held, assigned, conveyed, transferred, charged, sold or disposed of by any Person shall be construed so as to include:

      (a)   all right, title, interest and benefit, present and future, actual and contingent (and interests arising in respect thereof) of such
            Person in, to, under and in respect of such Interest and all
            Ancillary Rights in respect of such Interest;

      (b)   all monies and proceeds payable or to become payable under, in respect of, or pursuant to such Interest or its Ancillary Rights and the right to receive payment of such monies and proceeds and all payments made including, in respect of any bank account, all sums of money which may at any time be credited to such bank account together with all interest accruing from time to time on such money and the debts represented by such bank account;

      (c)   the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of such Person contained in or relating to such Interest or its Ancillary Rights;

      (d)   the benefit of all powers of and remedies for enforcing or protecting such Person's right, title, interest and benefit in, to, under and in respect of such Interest or its Ancillary Rights, including the right to demand, sue for, recover, receive and give receipts for proceeds of and amounts due under or in respect of or relating to such Interest or its Ancillary Rights; and

      (e)   all items expressed to be held on trust for such Person under or comprised in any such Interest or its Ancillary Rights, all rights to deliver notices and/or take such steps as are required to cause payment to become due and payable in respect of such Interest and its Ancillary Rights, all rights of action in respect of any breach of or in connection with any such Interest and its Ancillary Rights and all rights to receive damages or obtain other relief in respect of such breach;

      "BREACH OF DUTY" means in relation to any Person other than the Note
      Trustee, a wilful default, fraud, illegal dealing, negligence or breach of any agreement or trust by such

                                      - 6 -

      Person, and in relation to the Note Trustee a breach of trust in accordance with Clause 14.6 of the Note Trust Deed;

      "BUSINESS DAY" means in relation to any sum payable in any currency, a
      TARGET settlement day and a day on which commercial banks and foreign exchange markets settle payments generally in London, England, Jersey,
      Channel Islands, and New York, New York, the principal financial centre of the relevant currency and in each (if any) additional business centre;

      "BUSINESS DAY CONVENTION", in relation to any particular date has the meaning given in the relevant Prospectus Supplement/Final Terms and, if so specified in the relevant Prospectus Supplement/Final Terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

      (i)   "FOLLOWING BUSINESS DAY CONVENTION" means that the relevant date shall be postponed to the first following day that is a Business
            Day;

      (ii)  "MODIFIED FOLLOWING BUSINESS DAY CONVENTION" or "MODIFIED BUSINESS
            DAY CONVENTION" means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

      (iii) "PRECEDING BUSINESS DAY CONVENTION" means that the relevant date shall be brought forward to the first preceding day that is a
            Business Day; and

      (iv)  "NO ADJUSTMENT" means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

      "CALCULATION PERIOD" means, for any Distribution Date, the period from and including the previous Distribution Date or, in the case of the first
      Distribution Date, from and including the Closing Date to, but excluding, that Distribution Date;

      "CALL OPTION DEED" means the agreement so named dated on or about the date hereof between, the Transferor and the Receivables Trustee;

      "CARDHOLDER" or "CARDHOLDERS" means with respect to any credit card account held with the Transferor, the Person or Persons obliged directly or indirectly to make payments in respect of Receivables generated on such credit card account;

      "CCA" means the Consumer Credit Act 1974;

      "CEDE & CO." means Cede & Co. in its capacity as nominee for DTC;

      "CHAIRMAN" means, in relation to any Meeting, the individual who takes the chair in accordance with Paragraph 7 (Chairman) of the Provisions for
      Meetings of Noteholders as set out in Schedule 4 of the Note Trust Deed;

      "CHARGED ACCOUNTS" means the Issuer Distribution Account, as specifically defined in any Note Trust Deed Supplement, and any bank or other account in which the Issuer may

                                      - 7 -

      at any time acquire a Benefit and which is charged to the Note Trustee pursuant to the Note Trust Deed and any Note Trust Deed Supplement;

      "CLASS" means each or any of the Class A Notes, the Class B Notes or the
      Class C Notes classes of any particular Series, as the context requires;

      "CLASS A GLOBAL NOTE CERTIFICATE" means each Global Note Certificate representing Class A Notes in each relevant currency and issued pursuant to the provisions of the relevant Note Trust Deed Supplement in, or substantially in, the form set out in Schedule 2 of the Note Trust Deed;

      "CLASS A INDIVIDUAL NOTE CERTIFICATE" means any Individual Note
      Certificate representing a Class A Noteholder's entire holding of Class A
      Notes, in or substantially in the form set out in Schedule 3 of the Note
      Trust Deed;

      "CLASS A NOTEHOLDERS" means the Persons who are for the time being the holders of one or more of the Class A Notes (being, so long as such Notes or any part thereof are represented by a Class A Global Note Certificate, the Person in whose name the Class A Note is registered in the relevant
      Register of Noteholders and so long as such Notes or any part thereof are represented by Individual Class A Note Certificates, each Person who is for the time being shown in the relevant Register as the holder of a particular principal amount thereof) save that so long as such Notes or any part thereof are represented by a Class A Global Note Certificate, each Person who is for the time being shown in the records of DTC (other than Euroclear or Clearstream, if Euroclear or Clearstream become participants in DTC), Euroclear (other than DTC or Clearstream, if DTC or
      Clearstream are accountholders of Euroclear) or Clearstream (other than
      DTC or Euroclear, if DTC or Euroclear are accountholders of Clearstream)
      as the holder of a particular principal amount of Class A Notes shall be deemed to be and shall be treated as the holder thereof provided that such deeming and treatment shall not affect the right to payments in respect of the Class A Global Note Certificate which shall be vested solely in the registered holder of the Class A Global Note Certificate in accordance with and subject to its terms and the terms of the Note Trust Deed and the relevant Note Trust Deed Supplement;

      "CLASS A NOTES" means the notes in registered form in the currency and denomination amount set forth in the relevant Prospectus Supplement/Final
      Terms comprising the Class A Notes and any Sub-Class thereof of the Issuer constituted by the relevant Note Trust Deed Supplement, to be represented by an Individual Note Certificate or Individual Note Certificates, and for
      the time being outstanding or, as the context may require, a specific number of such notes and the Class A Global Note Certificate for as long as it has not been exchanged in accordance with its terms;

      "CLASS B GLOBAL NOTE CERTIFICATE" means each Global Note Certificate representing Class B Notes in each relevant currency and issued pursuant to the provisions of the relevant Note Trust Deed Supplement in, or substantially in, the form set out in Schedule 2 of the Note Trust Deed;

                                      - 8 -

      "CLASS B INDIVIDUAL NOTE CERTIFICATE" means any Individual Note
      Certificate representing a Class B Noteholder's entire holding of Class B
      Notes, in or substantially in the form set out in Schedule 3 of the Note
      Trust Deed;

      "CLASS B NOTEHOLDERS" means the Persons who are for the time being the holders of one or more of the Class B Notes (being, so long as such Notes or any part thereof are represented by a Class B Global Note Certificate, the Person in whose name the Class B Note is registered in the relevant
      Register of Noteholders and so long as such Notes or any part thereof are represented by Individual Class B Note Certificates, each Person who is for the time being shown in the relevant Register as the holder of a particular principal amount thereof) save that so long as such Notes or any part thereof are represented by a Class B Global Note Certificate, each Person who is for the time being shown in the records of DTC (other than Euroclear or Clearstream, if Euroclear or Clearstream become participants in DTC), Euroclear (other than DTC or Clearstream, if DTC or
      Clearstream are accountholders of Euroclear) or Clearstream (other than
      DTC or Euroclear, if DTC or Euroclear are accountholders of Clearstream)
      as the holder of a particular principal amount of Class B Notes shall be deemed to be and shall be treated as the holder thereof provided that such deeming and treatment shall not affect the right to payments in respect of the Class B Global Note Certificate which shall be vested solely in the registered holder of the Class B Global Note Certificate in accordance with and subject to its terms and the terms of the Note Trust Deed and the relevant Note Trust Deed Supplement;

      "CLASS B NOTES" means the notes in registered form in the currency and denomination amount set forth in the relevant Prospectus Supplement/Final
      Terms comprising the Class B Notes and any Sub-Class thereof of the Issuer constituted by the relevant Note Trust Deed Supplement, to be represented by an Individual Note Certificate or Individual Note Certificates, and for
      the time being outstanding or, as the context may require, a specific number of such notes and the Class B Global Note Certificate for as long as it has not been exchanged in accordance with its terms;

      "CLASS C GLOBAL NOTE CERTIFICATE" means each Global Note Certificate representing Class C Notes in each relevant currency and issued pursuant to the provisions of the relevant Note Trust Deed Supplement in, or substantially in, the form set out in Schedule 2 of the Note Trust Deed;

      "CLASS C INDIVIDUAL NOTE CERTIFICATE" means any Individual Note
      Certificate representing a Class C Noteholder's entire holding of Class C
      Notes, in or substantially in the form set out in Schedule 3 of the Note
      Trust Deed;

      "CLASS C NOTEHOLDERS" means the Persons who are for the time being the holders of one or more of the Class C Notes (being, so long as such Notes or any part thereof are represented by a Class C Global Note Certificate, the Person in whose name the Class C Note is registered in the relevant
      Register of Noteholders and so long as such Notes or any part thereof are represented by Individual Class C Note Certificates, each Person who is for the time being shown in the relevant Register as the holder of a particular principal amount thereof) save that so long as such Notes or any part thereof are represented by a Class C Global Note Certificate, each Person who is for the time being

                                      - 9 -

      shown in the records of DTC (other than Euroclear or Clearstream, if
      Euroclear or Clearstream become participants in DTC), Euroclear (other than DTC or Clearstream, if DTC or Clearstream are accountholders of
      Euroclear) or Clearstream (other than DTC or Euroclear, if DTC or
      Euroclear are accountholders of Clearstream) as the holder of a particular principal amount of Class C Notes shall be deemed to be and shall be treated as the holder thereof provided that such deeming and treatment shall not affect the right to payments in respect of the Class C Global
      Note Certificate which shall be vested solely in the registered holder of the Class C Global Note Certificate in accordance with and subject to its terms and the terms of the Note Trust Deed and the relevant Note Trust
      Deed Supplement;

      "CLASS C NOTES" means the notes in registered form in the currency and denomination amount set forth in the relevant Prospectus Supplement/Final
      Terms comprising the Class C Notes and any Sub-Class thereof of the Issuer constituted by the relevant Note Trust Deed Supplement, to be represented by an Individual Note Certificate or Individual Note Certificates, and for
      the time being outstanding or, as the context may require, a specific number of such notes and the Class C Global Note Certificate for as long as it has not been exchanged in accordance with its terms;

      "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg;

      "CLOSING DATE" means in respect to a Series, the date specified in the respective Prospectus Supplement/Final Terms;

      "COMMON DEPOSITARY" means the common depositary nominated by Euroclear and
      Clearstream in relation to a Series of Notes;

      "COMMON TERMS" means the provisions set out in Schedule 2 (Common Terms)
      and Schedule 3 (Notice Details) of this Turquoise Funding Master Framework
      Agreement;

      "COMPANIES ACT" means the Companies Acts 1948 to 1989;

      "CONDITIONS" means in relation to the Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Notes of such Series, in the form set out in Schedule 1 of the Note Trust Deed or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying
      Agent, the Note Trustee and the Relevant Dealer(s) as modified and supplemented by the relevant Prospectus Supplement/Final Terms in respect of such Series, as any of the same may from time to time be modified in accordance with the Note Trust Deed and the Note Trust Deed Supplement and
      any reference to a particular Condition shall be construed in relation to the Notes of such Series accordingly;

      "CONTRACTUAL CURRENCY" means, in relation to any payment obligations of any Notes, the currency in which that payment obligation is expressed and, in relation to Clause 15.1 (Remuneration) of the Note Trust Deed, pounds sterling or such other currency as may be agreed between the Issuer and the Note Trustee from time to time.

      "CORPORATE SERVICES AGREEMENT" means the corporate services agreement dated on or about the date of this Agreement between Wilmington Trust SP
      Services (London) Limited and the Issuer;

                                     - 10 -

      "COVENANT TO PAY" means the covenants of the Issuer contained in Clause
      3.1 (Covenant to pay) of the Note Trust Deed;

      "CREDIT CARD GUIDELINES" means the Transferor's usual policies, procedures and practices relating to the operation of its credit card business including, without limitation, the usual policies, procedures and practices for dealing with matters relating to the obligations and liabilities of the Transferor with regards to the CCA, for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies, procedures and practices may be amended or varied from time to time;

      "CREDITOR" means any Person to whom a payment is to be made under the priority of payments as specified in each relevant Note Trust Deed
      Supplement (prior to an Enforcement Notice) and in the Conditions (after an Enforcement Notice);

      "DAY COUNT FRACTION" means, in respect of the calculation of an amount for any period of time for the specified currency (the "CALCULATION PERIOD"), such day count fraction as may be specified in the Conditions or the relevant Prospectus Supplement/Final Terms;

      "DEALER AGREEMENT" means the agreement between, inter alios, the Issuer and the Dealers named therein concerning the subscription of the Notes to be issued pursuant to the Programme;

      "DEALERS" means any Person appointed as a Dealer under the Dealer
      Agreement and any other Person which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying
      Agent and the Note Trustee by the Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Note Trustee by the Issuer in accordance with the provisions of the Dealer Agreement and references to the "RELEVANT DEALER(S)" mean, in relation to a Class or Sub-Class of Notes of any Series, the Dealer(s)
      with whom the Issuer has agreed the issue and subscription of such Class or Sub-Class of Notes;

      "DEFERRED INTEREST" means the amount which is the interest shortfall which occurs where the monies deposited in the relevant Distribution Ledger in respect of a Series by Loan Note Issuer No.1 on an Interest Payment Date
      in accordance with the relevant Loan Note are insufficient to pay the full amount of interest on any Notes of that Series on such Interest Payment
      Date;

      "DIRECTOR" means any director of the Issuer from time to time;

      "DISPUTE" means a dispute arising out of or in connection with any
      Document (including a dispute regarding the existence, validity or termination of any Document or the consequences of its nullity);

      "DISTRIBUTION DATE" means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Prospectus
      Supplement/Final Terms, and

                                     - 11 -

      where the relevant Distribution Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

      "DISTRIBUTION LEDGER" means a ledger or sub-ledger within the Issuer
      Distribution Account for a Class or Sub-Class of Notes of a Series, as
      applicable, more specifically defined in the relevant Note Trust Deed
      Supplement;

      "DOCUMENTS" means this Turquoise Funding Master Framework Agreement, the
      Agency Agreement, the Issuer Distribution Account Bank Agreement, the Loan
      Notes, the Security Trust Deed, each Loan Note Supplement, each relevant
      Swap Agreement, the Bank Account Operating Agreement, the Expenses Loan
      Agreement, Loan Note Issuer Account Documents, Corporate Services
      Agreement and each Security Document;

      "DTC" means The Depository Trust Company;

      "DTC CUSTODIAN" means HSBC Bank USA, National Association in its capacity as custodian for DTC;

      "DUE DATE" means the due date for any payment in respect of the Notes of any Series;

      "EMU" means European Economic and Monetary Union;

      "ENCUMBRANCE" means:

      (a)   a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any Person;

      (b)   any arrangement under which money or claims to money, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any Person; or

      (c)   any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect;

      "ENFORCEMENT NOTICE" means a notice delivered by the Note Trustee to the
      Issuer in accordance with the Conditions declaring that the Notes of a particular Series are immediately due and payable;

      "EURO COMMENCEMENT DATE" means the date on which the United Kingdom becomes a Participating Member State;

      "EUROCLEAR" means Euroclear Bank S.A./N.V. as operator of the Euroclear system;

      "EVENT OF DEFAULT" means any one of the events specified in Condition 11
      (Events of Default);

      "EXCHANGE ACT" means the U.S. Securities and Exchange Act of 1934, as amended;

      "EXCHANGE AGENT" means HSBC Bank plc in its capacity as exchange agent;

                                     - 12 -

      "EXPENSES LOAN" means the aggregate of each advance made available by the
      Lender to the Issuer under the Expenses Loan Agreement in respect of each
      Series;

      "EXPENSES LOAN AGREEMENT" means the agreement dated on or around the date hereof between the Lender, the Issuer and the Note Trustee whereby the
      Lender advances the Expenses Loan to the Issuer;

      "EXTRAORDINARY RESOLUTION" means a resolution passed at a Meeting duly convened and held in accordance with the Provisions for Meetings of
      Noteholders by a majority of not less than 75 per cent. of the votes cast;

      "FINAL DISCHARGE DATE" means the date on which the Note Trustee is satisfied that all the Secured Obligations and/or all other monies and other liabilities due or owing by the Issuer have been paid or discharged in full;

      "FINAL REDEMPTION DATE" means in relation to the Notes of a Series, the date specified as such in, or determined in accordance with the provisions of, the relevant Note Trust Deed Supplement and the relevant Prospectus
      Supplement/Final Terms, and where the Final Redemption Date is not a
      Business Day, as the same may be adjusted in accordance with the relevant
      Business Day Convention;

      "FINANCIAL STATEMENTS" means, in respect of any Person, audited financial statements of such Person, for a specified period (including, a balance sheet, profit and loss account (or other form of income statement), and statement of cash-flow);

      "FIRST INTEREST PAYMENT DATE" means the date specified as such in, or determined in accordance with the provisions of, the relevant Prospectus
      Supplement/Final Terms, and where the first Interest Payment Date is not a
      Business Day, as the same may be adjusted in accordance with the relevant business day convention;

      "FITCH RATINGS" means Fitch Ratings Ltd;

      "FIXED RATE NOTE" means a Note on which interest is calculated at a fixed rate payable in arrears on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the Relevant Dealer(s) (as indicated in the Note Trust Deed Supplement in respect of such Note);

      "FLOATING CHARGE" means the floating charge created by Clause 4 (Creation of Security) of the Note Trust Deed and/or (as appropriate) any floating charge created pursuant to a Note Trust Deed Supplement;

      "FLOATING RATE NOTE" means a Note on which interest is calculated at a floating rate payable at intervals of one, two, three, six or twelve months or at such other intervals as may be agreed between the Issuer and the Relevant Dealer(s) (as indicated in the Note Trust Deed Supplement in respect of such Note);

      "FSMA" means the Financial Services and Markets Act 2000;

      "GLOBAL NOTE CERTIFICATES" means the Regulation S Global Note
      Certificates, the Rule 144A Global Note Certificates, the SEC-registered
      Global Note Certificates or any of them, as the context may require;

                                     - 13 -

      "GOVERNMENTAL AUTHORITY" shall mean any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

      "HOLDCO" means Turquoise Holdings Limited (registered number 5554872)
      whose registered office is at c/o Wilmington Trust SP Services (London)
      Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ;

      "INDEPENDENT CERTIFICATES"" means the certificates required under section
      314(c) and (d) of the TIA;

      "INDIVIDUAL NOTE CERTIFICATES" means the Regulation S Individual Note
      Certificates, the Rule 144A Individual Note Certificates, the
      SEC-registered Individual Note Certificates or any of them, as the context may require;

      "INSOLVENCY ACT" means the Insolvency Act 1986;

      "INSOLVENCY EVENT" in respect of a company means:

      (a)   such company is deemed unable to pay its debts; or

      (b)   such company becomes unable to pay its debts as they fall due; or

      (c)   the value of the assets of such company falls to less than the amount of its liabilities; or

      (d)   such company otherwise becomes insolvent; or

      (e)   the initiation of or consent to Insolvency Proceedings by such company or any other Person or the presentation of a petition for the making of an administration order (other than in the case of the
            Issuer) and, in the opinion of the Note Trustee, such proceedings are not being disputed in good faith with a reasonable prospect of success; or

      (f)   the making of an administration order in relation to such company;
            or

      (g)   an encumbrancer (excluding, in relation to the Issuer, the Note
            Trustee or any Receiver) taking possession of the whole or any substantial part of the undertaking or assets of such company; or

      (h)   any distress, execution, attachment or other process being levied or enforced or imposed upon or against the whole or (in the opinion of the Note Trustee) any substantial part of the undertaking or assets of such company (excluding, in relation to the Issuer, by the Note
            Trustee or any Receiver) and such order, appointment, possession or process (as the case may be) not being discharged or otherwise ceasing to apply within 30 days; or

      (i)   the making of an arrangement, composition, reorganisation with or conveyance to or assignment for the creditors of such company generally or the making of an application to a court of competent jurisdiction for protection from the creditors of such company generally; or

                                     - 14 -

      (j)   the passing by such company of an effective resolution or the making of an order by a court of competent jurisdiction for the winding up or dissolution of such company (except, in the case of the Issuer, a winding up for the purpose of a merger, reorganisation or
            amalgamation the terms of which have previously been approved either in writing by the Note Trustee or by an Extraordinary Resolution);
            or

      (k)   the appointment of an Insolvency Official in relation to such company or in relation to the whole or in the opinion of the Note
            Trustee any substantial part of the undertaking or assets of such company (excluding, in relation to the Issuer, a Receiver);

      "INSOLVENCY OFFICIAL" means, in connection with any Insolvency
      Proceedings, in relation to a company a liquidator, provisional liquidator, administrator, administrative receiver, receiver or manager, nominee, supervisor, trustee, conservator, guardian or other similar official in respect of such company or in respect of all (or substantially all) of the company's assets or in respect of any arrangement or composition with creditors;

      "INSOLVENCY PROCEEDINGS" means, in respect of a company, the winding-up, dissolution or administration of such company or any equivalent or analogous proceedings under the law of the jurisdiction in which such company is incorporated or of any jurisdiction in which such company carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

      "INTEREST" means any asset, agreement, bank account, property or right;

      "INTEREST AMOUNT" has the meaning ascribed to such term in the Conditions;

      "INTEREST COMMENCEMENT DATE" means, in respect of a particular Class or
      Sub-Class of Notes of a Series, the Issue Date of such Notes or such other date as may be specified as the Interest Commencement Date in the relevant
      Prospectus Supplement/Final Terms;

      "INTEREST DETERMINATION DATE" has the meaning ascribed thereto in the
      Conditions;

      "INTEREST PAYMENT DATE" has the meaning ascribed thereto in the
      Conditions;

      "INTEREST PERIOD" has the meaning ascribed thereto in the Conditions;

      "INTEREST RATE" has the meaning ascribed thereto in the Conditions;

      "ISSUE DATE" means, in relation to the Notes of any Series, the date of issue of such Notes pursuant to the relevant Prospectus Supplement/Final
      Terms and the relevant Note Trust Deed Supplement;

      "ISSUER" means Turquoise Card Backed Securities plc (registered no.
      5506646), whose registered office is situated at c/o Wilmington Trust SP
      Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street,
      London EC2N 1HQ;

      "ISSUER BANK ACCOUNTS" means the Issuer Distribution Account and any other account which may be opened by the Issuer from time to time;

                                     - 15 -

      "ISSUER COSTS AMOUNT" means the amounts required to pay all and any legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities incurred by the Issuer accrued due and payable on or before a payment date to a third party incurred in the course of the
      Issuer's business, excluding any income taxes or other similar taxes payable to any taxation authority, but including the legal fees, fees, costs, charges, expenses, losses, damages, claims and liabilities of the
      Note Trustee and any Receiver appointed by it, such amount to be paid in priority to any other amount contemplated by this definition, and any legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities remaining unpaid for previous Distribution Dates together with any VAT payable on any of the above items;

      "ISSUER COVENANTS" means the covenants of the Issuer set out in Schedule 5
      (Issuer Covenants) of this Turquoise Funding Master Framework Agreement;

      "ISSUER DISTRIBUTION ACCOUNT" means the account identified as such in the
      Issuer Distribution Account Bank Agreement;

      "ISSUER DISTRIBUTION ACCOUNT BANK AGREEMENT" means the agreement so named and dated on or about the date hereof between the Issuer, the Note Trustee and the Account Bank;

      "ISSUER JERSEY SECURED PROPERTY" means such of the property of the Issuer as are Jersey Assets and are subject to security interests created by the
      Issuer in favour of the Note Trustee in accordance with the Jersey
      Security Interests Law from time to time under any Note Trust Deed
      Supplement;

      "ISSUER JERSEY SECURITY INTEREST" means each security interest of the Note
      Trustee in accordance with the Jersey Security Interests Law (and as secured party for the purposes of the Jersey Security Interests Law) in any Issuer Jersey Secured Property;

      "ISSUER PROFIT AMOUNT" in respect of a particular series on each
      Distribution Date, means (a) the number of days in the relevant calculation period divided by 365, multiplied by (b) the aggregate
      Principal Amount Outstanding of the Notes, multiplied by (c) 0.01 per cent. per annum for the first (pound)250,000,000 equivalent of the aggregate Principal Amount Outstanding of the Notes and 0.001 per cent.
      per annum for the remaining aggregate Principal Amount Outstanding;

      "ISSUER'S JURISDICTION" means England and Wales;

      "ISSUER'S NEGATIVE COVENANTS" means the covenants set out in Condition 6;

      "JERSEY ASSETS" means in relation to the Issuer all or any of its undertaking, property, assets, rights and revenues whatsoever, present and future, situated in Jersey (including, without limitation, the Issuer
      Jersey Secured Property);

      "JERSEY SECURITY INTERESTS LAW" means the Security Interests (Jersey) Law
      1983;

      "JERSEY TRANSACTION DOCUMENTS" means the Master Definitions Schedule, the
      Receivables Securitisation Deed, Receivables Trust Deed and Servicing
      Agreement, the Beneficiaries Deed, the Receivables Trust Accounts Bank
      Agreement, the Call Option

                                     - 16 -

      Deed, the Receivables Trustee Corporate Services Agreement, the Trust
      Section 75 Indemnity, Loan Note Issuer Account Bank Agreement, the
      Security Trust Deed, the Loan Note Issuer Corporate Services Agreement,
      the Loan Notes, this Turquoise Funding Master Framework Agreement, and each Security Document, the Post Enforcement Call Option Agreement and any
      other document contemplated by and executed in connection with any of the preceding documents;

      "LENDER" means HSBC Bank plc in its capacity as Lender under the Expenses
      Loan Agreement;

      "LIABILITIES" means, in respect of any Person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgements, actions, proceedings or other liabilities whatsoever including reasonable legal fees and penalties incurred by that Person, and the expression "LIABILITY"
      shall be construed accordingly;

      "LOAN NOTE CONDITIONS" means, in respect of any Loan Note, the terms and conditions of such Loan Note as specified in the relevant Loan Note
      Supplement for such Loan Note;

      "LOAN NOTE ENFORCEMENT NOTICE" means the notice specified in Loan Note
      Condition 10.3;

      "LOAN NOTE EVENT OF DEFAULT" has the meaning specified in Loan Note
      Condition 10.1;

      "LOAN NOTE ISSUER NO.1" means Turquoise Funding 1 Limited (registered no.
      92327), whose registered office is at 26 New Street, St. Helier, Jersey,
      JE2 3RA Channel Islands;

      "LOAN NOTE ISSUER ACCOUNT BANK AGREEMENT" means the agreement so named dated on or about the date hereof and made between the Loan Note Issuer
      No. 1, the Account Bank and the Security Trustee;

      "LOAN NOTE ISSUER COSTS AMOUNT" means the amounts required to pay all and any legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities incurred by Loan Note Issuer No.1 accrued due and payable on or before a distribution date to a third party incurred in the course of Loan Note Issuer No.1's business, excluding income any taxes or other similar taxes payable to any taxation authority, but including legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities of the Security Trustee and any Receiver appointed by it, such amount to be paid in priority to any other amount contemplated by this definition, and any legal fees, fees, costs, charges, expenses, losses, damages, claims and liabilities remaining unpaid for previous Distribution Dates together with any VAT payable on any of the above items, where relevant;

      "LOAN NOTE ISSUER CORPORATE SERVICES AGREEMENT" means the agreement dated on or about 23 May 2006 between Loan Note Issuer No.1 Bedell Trust Company
      Limited and HSBC Bank plc as the same shall be amended, supplemented or novated from time to time;

                                     - 17 -

      "LOAN NOTE ISSUER JERSEY SECURITY INTEREST" means each security interest created by Loan Note Issuer No.1 in accordance with the Jersey Security
      Interests Law pursuant to the relevant Loan Note Supplement or in the
      Security Trust Deed, as the case may be;

      "LOAN NOTE ISSUER JERSEY SECURED PROPERTY" means, in respect of the Notes of each Series, the property of Loan Note Issuer No.1 the subject of the relevant Loan Note Issuer Jersey Security Interest and specified in the relevant Loan Note Supplement or in the Security Trust Deed, as the case may be;

      "LOAN NOTE" means any loan note to be issued by Loan Note Issuer No.1 pursuant to the Security Trust Deed and any Loan Note Supplement;

      "LOAN NOTE SUPPLEMENT" means the supplement to the Loan Note;

      "LPA" means the Law of Property Act 1925;

      "MANDATE" means the resolutions, instructions and signature authorities relating to the Issuer Distribution Account in the form of the document set out in the Schedule to the Issuer Distribution Account Bank Agreement
      as it may be amended from time to time with the prior written consent of the Note Trustee;

      "MASTER DEFINITIONS SCHEDULE" means Schedule 1 of this Agreement;

      "MEETING" means a meeting of Noteholders of any Class, Sub-Class or Series of Notes (whether originally convened or resumed following an adjournment);

      "MINIMUM LONG-TERM RATING" means, in respect of any Person, such Person's long term unsecured, unsubordinated, unguaranteed debt obligations being rated, in the case of Moody's, "Aaa", in the case of S&P, "AAA", and Fitch
      Ratings, "AAA";

      "MINIMUM SHORT-TERM RATING" means, in respect of any Person, such Person's short term unsecured, unsubordinated, unguaranteed debt obligations being rated, in the case of Moody's, "P-1", in the case of S&P, "A-1+", and
      Fitch Ratings, "F-1+";

      "MOODY'S" means Moody's Investors Service Limited;

      "MOST SENIOR CLASS" means, the Class A Notes whilst they remain outstanding and thereafter the Class B Notes whilst they remain outstanding and thereafter the Class C Notes. In the event that any proposed action or inaction affects a particular Sub-Class of Notes, this term shall mean the Sub-Class of Notes with the greatest principal amount outstanding of the Most Senior Class of Notes;

      "NOTE CERTIFICATE" means any Global Note Certificates or Individual Note
      Certificates and includes any replacement Note Certificate issued pursuant to Condition 14 (Replacement of Note Certificates);

      "NOTE TRUST DEED" means the deed so named dated on or about the date hereof between, inter alios, the Issuer, the Note Trustee and WTSS and, where the context admits, includes the relevant Note Trust Deed
      Supplement;

                                     - 18 -

      "NOTE TRUST DEED SUPPLEMENT" means, in relation to any Series, the supplement to the Note Trust Deed constituting the Notes of such Series dated on or about the relevant Issue Date between, inter alios, the Issuer and the Note Trustee;

      "NOTE TRUSTEE" means Law Debenture Trust Company of New York situated at
      767 Third Avenue, New York, New York 10017 and any successor Note Trustee;

      "NOTEHOLDERS" means the Class A Noteholders, the Class B Noteholders and the Class C Noteholders;

      "NOTES" means the Class A Notes, the Class B Notes and the Class C Notes;

      "NOTICE OF ASSIGNMENT TO ACCOUNT BANK" means a notice in, or substantially in, the form set out in the relevant Schedule of each relevant Note Trust
      Deed Supplement;

      "NOTICE OF ASSIGNMENT TO TRANSACTION PARTIES" means a notice in, or substantially in, the form set out in the relevant Schedule of each relevant Note Trust Deed Supplement;

      "NOTICE" means any notice delivered under or in connection with any
      Document;

      "NOTICES CONDITION" means Condition 17 (Notices);

      "OBLIGATIONS" means all the legal obligations of the Issuer created by or arising under the Notes and the Documents;

      "OBLIGEE" shall have the meaning set forth in the Common Terms;

      "OBLIGOR" shall have the meaning set forth in the Common Terms;

      "OFFICERS' CERTIFICATE" means, with respect to any person, a certificate signed by any director or equivalent officer of such person. Each such certificate shall include the statements provided for in Clause 17 of the
      Note Trust Deed if and to the extent required by the provisions thereof;

      "OFFICIAL LIST" means the official list, admission to which is regulated by the listing rules made by the UKLA under Part VI of the Financial
      Services and Markets Act 2000;

      "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel who shall be acceptable to the Note Trustee and who may be counsel to the
      Issuer or to an affiliate of the Issuer or to such other party as the Note
      Trustee may from time to time agree. Each such opinion shall include the statements provided for in Clause 17 of the Note Trust Deed if and to the
      extent required by the provisions thereof.

      "PARTICIPATING MEMBER STATE" means at any time any member state of the
      European Union that has adopted the euro as its lawful currency in accordance with the Treaty;

      "PAY OUT EVENT" means in respect of a particular Series, a Trust Payout
      Event as that term is defined in Clause 6.1 of the Receivables Trust Deed and Servicing Agreement, as modified in respect of such Series by the relevant Series Supplement;

                                     - 19 -

      "PAYING AGENTS" means the Principal Paying Agent and the paying agents named in the Agency Agreement together with any Successor or additional paying agents appointed from time to time in connection with the Notes under the Agency Agreement;

      "PAYING TRANSACTION PARTY" means any Transaction Party which is under an obligation created by a Document to make a payment to a Receiving
      Transaction Party;

      "PERMITTED ACTIVITIES" means the primary activities of the Issuer to be carried out in England and Wales for the purposes of UK GAAP, which are:

      (a)   issuing Notes from time to time, in accordance with the Base
            Prospectus, the Prospectus Supplement/Final Terms, the Note Trust
            Deed and pursuant to the relevant Note Trust Deed Supplement;

      (b)   purchasing Loan Notes, in each case, in accordance with the Base
            Prospectus, the Prospectus Supplement/Final Terms, the Security
            Trust Deed and pursuant to the relevant Loan Note Supplement;

      (c)   granting each Issuer Jersey Security Interest and, from time to time, further security interests in respect of a Series pursuant to the relevant Note Trust Deed Supplement, in each case in accordance with the Jersey Security Interests Law;

      (d)   granting, from time to time, in accordance with the Note Trust Deed and pursuant to the relevant Note Trust Deed Supplement, the
            Security or additional security in favour of the relevant Secured
            Creditors;

      (e)   in relation to a Class or Sub-Class of Notes of a Series, if specified in the relevant Note Trust Deed Supplement, entering into one or more Swap Agreements or other related agreements with a Swap
            Counterparty, under which the Issuer will make payments to such Swap
            Counterparty and the Swap Counterparty will make payments to the
            Issuer as specified in such Swap Agreement or other related agreement; and

      (f)   engaging in other activities pursuant to the terms of the Note Trust
            Deed and any relevant Note Trust Deed Supplement that are necessary or incidental to accomplish these purposes, which activities cannot be contrary to the status of the Issuer as a qualified special purpose entity under UK GAAP as stated in existing accounting literature in respect thereof;

                                     - 20 -

      "PERMITTED INVESTMENTS" shall mean any one or more of the following:

      (a)   demand or time deposits, certificates of deposit and other short-term unsecured debt obligations at or of any institution outside the United Kingdom PROVIDED THAT, in each case, at the time the deposit is made or the certificate or obligation is acquired the then current rating of the unsecured and unguaranteed debt obligations of that institution (or, where the investment in question is guaranteed, of the guaranteeing institution) is A-1+,
            F-1+ and P-1 or (if different) the then highest rating conferred in respect of such obligations by S&P, Fitch Ratings (if the
            institution is publicly rated by Fitch Ratings) and Moody's
            (respectively); or

      (b)   short-term unsecured debt obligations (including commercial paper)
            issued by a body corporate outside the United Kingdom provided that the then current rating of the unsecured and unguaranteed debt obligations of that body corporate (or where the debt obligations in question are guaranteed, of the guaranteeing institution) is A-1+,
            F-1+ and P-1, or (if different) the then highest rating conferred in respect of such obligations by S&P, Fitch Ratings (if the
            institution is publicly rated by Fitch Ratings) and Moody's
            (respectively),

      "PERSON" shall be construed as a reference to any Person, individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, governmental entity or other entity of similar nature (whether or not having separate legal personality);

      "POST ENFORCEMENT CALL OPTION AGREEMENT" means the agreement named the
      Series 2006-1 Post Enforcement Call Option Agreement between, inter alia, the Issuer and Option Co. or any such agreement between in relation to any
      Series.

      "POTENTIAL EVENT OF DEFAULT" means any event which may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) an Event of Default;

      "PRINCIPAL AMOUNT OUTSTANDING" means, in relation to a Note on any date, the aggregate amount outstanding of that Note on the issue date less the aggregate amount of all principal payments in respect of that note that have become due and payable by the Issuer to the Noteholder concerned by virtue of the Issuer having received funds in respect thereof from Loan
      Note Issuer No.1 as described in Condition 9 (Payments) prior to such date in accordance with the conditions of the Loan Notes;

      "PRINCIPAL PAYING AGENT" means HSBC Bank plc as principal paying agent;

      "PRINCIPAL TERMS" shall have the meaning defined in the Note Trust Deed;

      "PROCEEDINGS" means any legal proceedings relating to a Dispute;

      "PROGRAMME LIMIT" means Notes up to a maximum nominal amount of
      US$10,000,000,000 which may be issued pursuant to the Programme;

                                     - 21 -

      "PROGRAMME" means the Turquoise Card Backed Securities medium term note programme established by the Issuer pursuant to which the Issuer may issue from time to time Notes of a Series in accordance with the terms of the
      Note Trust Deed as supplemented by the relevant Note Trust Deed
      Supplement;

      "PROSPECTUS SUPPLEMENT/FINAL TERMS" means, in relation to each Series, a set of final terms containing, inter alia, the pricing information in relation to such Series and to be submitted to the UKLA;

      "PROVISIONS FOR MEETINGS OF NOTEHOLDERS" means the provisions contained in
      Schedule 4 (Provisions for the Meetings of Noteholders) of the Note Trust
      Deed;

      "QUALIFIED INSTITUTION" means a bank which is rated at least the Minimum
      Long-Term Rating or the Minimum Short-Term Rating;

      "RAPID AMORTISATION PERIOD" means, for any Series the period commencing on the day on which a rapid amortisation trigger event is deemed to occur for the related Loan Note pursuant to the provisions of the relevant Series
      Supplement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related Loan Note is reduced to zero and (ii) the Final Redemption Date of the Notes;

      "RATING AGENCIES" means Moody's, S&P and Fitch Ratings;

      "RATING" means the rating of each class of Notes given by each of the
      Rating Agencies, and "RATINGS" means all of such Ratings;

      "RECEIVABLES" means all amounts owing by a Cardholder to the Transferor under a credit card account from time to time;

      "RECEIVABLES SECURITISATION DEED" or "RSD" means the Receivables
      Securitisation Deed dated on or about 23 May 2006 between the Transferor and the Receivables Trustee;

      "RECEIVABLES TRUST" shall mean the trusts constituted pursuant to the
      Receivables Trust Deed as set out in the Receivables Trust Deed and
      Servicing Agreement between, inter alios, the Transferor and the
      Receivables Trustee;

      "RECEIVABLES TRUST ACCOUNTS BANK AGREEMENT" means the agreement so named dated on or about the date hereof and made, between the Receivables
      Trustee, the Account Bank;

      "RECEIVABLES TRUST DEED AND SERVICING AGREEMENT" or "RTDSA" means the receivables trust deed and servicing agreement dated on or about 23 May
      2006 between, inter alios, the Receivables Trustee and Investor
      Beneficiary and all amendments thereof and supplements thereto, including any Series Supplement;

      "RECEIVABLES TRUSTEE" means Turquoise Receivables Trustee Limited, a private limited company incorporated in Jersey, Channel Islands whose registered office is at 26 New Street, St Helier, Jersey as trustee pursuant to the Receivables Trust Deed and Servicing Agreement and its
      permitted successors;

                                     - 22 -

      "RECEIVER" means any receiver, manager or administrative receiver appointed in respect of the Issuer by the Note Trustee in accordance with
      Clause 7 (Provisions Relating to Receiver) of the Note Trust Deed;

      "RECEIVING TRANSACTION PARTY" means, where one Transaction Party is required by a Document to make payment to another Transaction Party, the
      Transaction Party which is to receive such payment;

      "RECORD DATE" means, except where otherwise specified, the record date specified in paragraph 4 of the Provisions for Meetings of Noteholders;

      "REDENOMINATION DATE" means an Interest Payment Date on or after the Euro
      Commencement Date on which the Issuer intends to redenominate the currency of the Notes into the euro;

      "REGISTER" means any register maintained by a Registrar in accordance with
      Clause 4.1 of the Agency Agreement;

      "REGISTRAR" means the UK Registrar, the US Registrar and any other registrar appointed in accordance with the terms of the Agency Agreement;

      "REGULATED AMORTISATION PERIOD" means, for any Series, the period commencing on the day on which a regulated amortisation trigger event is deemed to occur for the related Loan Note pursuant to the provisions of the relevant Series Supplement, and ending on the earliest of (i) the day on which the outstanding principal amount of the related Loan Note is reduced to zero (ii) the commencement of a Rapid Amortisation Period for the related Loan Note and (iii) the Final Redemption Date of the Notes;

      "REGULATION S" means Regulation S under the Securities Act;

      "REGULATION S GLOBAL NOTE CERTIFICATE" means any certificate in global form in substantially the form of Schedule 2 Part B of the Note Trust Deed to be issued pursuant to Clause 8.1 of the Note Trust Deed and any relevant Note Trust Deed Supplement;

      "REGULATION S INDIVIDUAL NOTE CERTIFICATE" means any certificate in substantially the form of Schedule 3 Part B of the Note Trust Deed representing a Note of any Class or Sub-Class of a Series to be issued pursuant to Clause 8.2 of the Note Trust Deed and any relevant Note Trust
      Deed Supplement and in reliance on Regulation S;

      "REGULATORY DIRECTION" means, in relation to any Person, a direction or requirement of any Governmental Authority with whose directions or requirements such Person is accustomed to comply;

      "RELEVANT DOCUMENTS" means, in relation to the Documents and in respect of any Transaction Party, the Documents to which such Transaction Party is a party together with the Documents that contain provisions that otherwise bind or confer rights upon such Transaction Party;

      "REPAY" includes "REDEEM" and vice versa and "REPAID", "REPAYABLE",
      "REPAYMENT", "REDEEMED", "REDEEMABLE" and "REDEMPTION" shall be construed accordingly;

                                     - 23 -

      "REQUIREMENT OF LAW" in respect of any Person shall mean:

      (a)   any law, treaty, rule, requirement or regulation;

      (b)   a notice by or an order of any court having jurisdiction;

      (c)   a mandatory requirement of any regulatory authority having jurisdiction; or

      (d)   a determination of an arbitrator or Governmental Authority,

      in each case applicable to or binding upon that Person or to which that
      Person is subject;

      "RULE 144A" means Rule 144A under the Securities Act;

      "RULE 144A GLOBAL NOTE CERTIFICATE" means any certificate in global form in substantially the form of Schedule 2 Part A of the Note Trust Deed to be issued pursuant to Clause 8.1 of the Note Trust Deed and any relevant
      Note Trust Deed Supplement;

      "RULE 144A INDIVIDUAL NOTE CERTIFICATE" means any certificate in substantially the form of Schedule 3 Part A of the Note Trust Deed representing a Note of any Class or Sub-Class of a Series to be issued pursuant to Clause 8.2 of the Note Trust Deed and any relevant Note Trust
      Deed Supplement and in reliance on Rule 144A;

      "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill
      Companies, Inc.;

      "SCHEDULED REDEMPTION DATE" has the meaning given in the relevant
      Prospectus Supplement/Final Terms and the relevant Note Trust Deed
      Supplement in respect of the Notes of a Series;

      "SEC" means the U.S. Securities and Exchange Commission;

      "SEC-REGISTERED GLOBAL NOTE CERTIFICATE" means any certificate in global form in substantially the form of Schedule 2 Part C of the Note Trust Deed to be issued pursuant to Clause 8.1 of the Note Trust Deed and any relevant Note Trust Deed Supplement;

      "SEC-REGISTERED INDIVIDUAL NOTE CERTIFICATE" means any certificate in substantially the form of Schedule 3 Part C of the Note Trust Deed representing a Note of any Class or Sub-Class of a Series to be issued pursuant to Clause 8.2 of the Note Trust Deed and any relevant Note Trust
      Deed Supplement;

      "SECURED CREDITORS" means, with respect to the Notes of each Series, the
      Note Trustee in its own capacity and as Note Trustee on behalf of those persons listed as entitled to payment in Condition 5 (Status, Security and
      Priority of Payments) of the Notes of such Series (as amended or supplemented if applicable by the Note Trust Deed Supplement relating to such Notes);

      "SECURED OBLIGATIONS" has the meaning set forth in the Note Trust Deed;

      "SECURED PROPERTY" means in respect of the Notes of a Series, all the property of the Issuer which is subject to the Security in relation to the
      Notes of such Series as more particularly described in the relevant Note
      Trust Deed Supplement;

                                     - 24 -

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

      "SECURITY" means, in relation to any Series, the security created or intended to be created, or which may at any time be intended to be created, in favour of the Note Trustee by or pursuant to the Security
      Documents;

      "SECURITY DOCUMENTS" means, in relation to any Series, the Note Trust Deed
      (including the Conditions) and any deed or other document executed in accordance with the provisions of the Note Trust Deed and expressed to be supplemental to the Note Trust Deed including, without limitation, the relevant Note Trust Deed Supplement (including the Conditions);

      "SECURITY TRUST DEED" means the security trust deed dated on or about 23
      May 2006 between, inter alios, the Security Trustee and Loan Note Issuer
      No.1 pursuant to which the Security Trustee acts as trustee for the benefit of the secured creditors of Loan Note Issuer No.1;

      "SECURITY TRUST DEED JERSEY ASSIGNED PROPERTY" shall mean to the extent they constitute Jersey Assets all Loan Note Issuer No.1's rights, title and interest in and to, and the entire benefit of the Loan Note Issuer
      Corporate Services Agreement including without limitation all rights to receive payment of any amount which may become payable to Loan Note Issuer
      No.1 thereunder or payments received by Loan Note Issuer No.1 thereunder or rights to serve notice and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereof;

      "SECURITY TRUSTEE" means Law Debenture Trust Company of New York in its capacity as trustee pursuant to the Security Trust Deed;

      "SERIES" means each issue of Notes which forms a single series and with the same terms and conditions issued in accordance with a particular
      Prospectus Supplement/Final Terms;

      "SERIES CLASS A NOTE" means a Class A Note of a particular Series;

      "SERIES CLASS B NOTE " means a Class B Note of a particular Series;

      "SERIES CLASS C NOTE " means a Class C Note of a particular Series;

      "SERIES EXPENSES LOAN LEDGER" means, with respect to a Series, the monies, if any, standing to the credit of the relevant Distribution Ledger in the
      Issuer Distribution Account in respect of the relevant Expenses Loan;

      "SERIES PAY OUT EVENT" means with respect to any Series the meaning specified in the relevant Series Supplement;

      "SERIES SUPPLEMENT" means each supplement to the Receivables Trust Deed and Servicing Agreement entered into from time to time by, inter alios, the Receivables Trustee, the Transferor Beneficiary, and Loan Note Issuer
      No.1;

                                     - 25 -

      "SERVICER" means HSBC Bank plc;

      "SPECIAL CONDITIONS" means, in relation to any Series, the Conditions applicable thereto which are not in the form set out in Schedule 1 of the
      Note Trust Deed;

      "SPECIFIED OFFICE" means, in relation to any Agent:

      (a)   the office specified against the name of the relevant Agent in
            Schedule 1 to the Agency Agreement or

      (b)   such other office in the same city as such office as such Agent may specify by notice to the Issuer, the Note Trustee and (in the case of a Paying Agent other than the Principal Paying Agent) the
            Principal Paying Agent ;

      "SPV CRITERIA" means the criteria established from time to time by the
      Rating Agencies for a single purpose company in the Issuer's Jurisdiction;

      "STOCK EXCHANGE" means the London Stock Exchange Plc;

      "SUB-CLASS" means a sub-class of any Class of Notes.

      "SUBSCRIPTION AGREEMENT" means a subscription agreement in respect of a
      Class or Sub-Class of Notes of a Series substantially in the form of
      Schedule 3 to the Dealer Agreement;

      "SUBSTITUTED ISSUER" has the meaning set forth in the Note Trust Deed;

      "SUCCESSOR" means, in relation to the Paying Agents or the Calculation
      Agent, such other or further Person as may from time to time be appointed pursuant to the Agency Agreement as a Paying Agent or Calculation Agent;

      "SWAP AGREEMENTS" means the relevant currency swap agreement or interest rate swap agreement in respect of a Class or Sub-Class of Notes (if any);

      "SWAP COUNTERPARTY" means in respect of a Class or Sub-Class of Notes the swap counterparty or counterparties named in the relevant Swap Agreement
      (if any);

      "TAX AUTHORITY" means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world including H.M. Revenue and Customs;

      "TAX CREDIT" means any credit against, relief or remission for, or repayment of, any Tax;

      "TAX DEDUCTION" means any deduction or withholding on account of Tax;

      "TAX PAYMENT" means any payment for or on account of Tax;

      "TAX" shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by or on behalf of any Tax Authority in the Issuer's Jurisdiction and/or the jurisdiction in which the Issuer, any Paying Agent or the
      Principal Paying

                                     - 26 -

      Agent is incorporated or any jurisdiction in which such agent makes payments under the Notes. "TAXES", "TAXATION", "TAXABLE" and comparable expressions shall be construed accordingly;

      "TIA" means the United States Trust Indenture Act of 1939, as amended;

      "TRANSACTION PARTY" means any Person who is a party to a Document;

      "TRANSFER AGENT" means the UK Transfer Agent, the US Transfer Agent and any transfer agent appointed in relation to the Individual Note
      Certificates.

      "TRANSFEROR BENEFICIARY" means HSBC in its capacity as a beneficiary of the Receivables Trust pursuant to the Receivables Trust Deed and Servicing
      Agreement;

      "TRANSFEROR INTEREST" means the aggregate principal amount of the interest of the Transferor Beneficiary under the Receivables Trust.

      "TRANSFEROR" means HSBC as the transferor of the receivables under the
      Receivables Securitisation Deed;

      "TREATY" means the Treaty establishing the European Communities, as amended by the Treaty on European Union;

      "TRUST CORPORATION" means a corporation entitled by the rules made under the Public Trustee Act 1906 to act as a trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England and Wales to act as Note Trustee and carry on trust business under the laws of the country of its incorporation;

      "TRUST DEFINITIONS SCHEDULE" means the master definitions schedule located in Schedule 6 to the Receivables Trust Deed and Servicing Agreement;

      "TRUST PROCEEDS" means all monies received or recovered by the Note
      Trustee after an Enforcement Notice has been served by the Note Trustee other than monies received pursuant to and in accordance with the priority of application of amounts prior to and following enforcement as provided in Clause 12.1 of the Note Trust Deed and the relevant Note Trust Deed
      Supplement;

      "TRUST PROPERTY" means the Covenant to Pay, the Issuer Covenants, the
      Security and all proceeds of the Security;

      "TRUSTEE ACTS" means both the Trustee Act 1925 and the Trustee Act 2000 of
      England and Wales;

      "UK GAAP" means the generally accepted accounting principals from time to time of England and Wales;

      "UK REGISTRAR" means HSBC Bank plc, in its capacity as a registrar pursuant to its appointment under Clause 2 of the Agency Agreement;

      "UK TRANSFER AGENT" means HSBC Bank plc, in its capacity as a transfer agent pursuant to its appointment under Clause 2 of the Agency Agreement;

                                     - 27 -

      "UKLA" means the UK Listing Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and
      Markets Act 2000;

      "US REGISTRAR" means HSBC Bank USA, National Association, in its capacity as a registrar pursuant to its appointment under Clause 2 of the Agency
      Agreement;

      "US TRANSFER AGENT" means HSBC Bank USA, National Association, in its capacity as a transfer agent pursuant to its appointment under Clause 2 of the Agency Agreement;

      "UNDERLYING ASSETS" means, in relation to any Series, the assets
      (including all rights, title and interest relating thereto) mortgaged, charged or pledged by the Issuer in favour of the Note Trustee by or pursuant to the Note Trust Deed Supplement constituting such Series and, in general, all property for the time being mortgaged, charged or pledged in favour of the Note Trustee by or pursuant to the Security Documents;

      "VAT" means, and shall be construed as a reference to, value added tax as imposed by VATA and related legislation including any tax of a similar fiscal nature, whether imposed in the United Kingdom (instead of or in addition to VAT) or elsewhere from time to time;

      "VATA" means the Value Added Tax Act 1994;

      "WRITTEN RESOLUTION" means, in relation to any Class or Sub-Class of
      Notes, a resolution in writing signed by or on behalf of all holders of such Class or Sub-Class Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of the Note
      Trust Deed and the Note Trust Deed Supplement whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Noteholders;

2.    PRINCIPLES OF INTERPRETATION AND CONSTRUCTION

2.1   KNOWLEDGE

      2.1.1   References in any Document to the expressions "so far as the
              Issuer is aware" or "to the best of the knowledge, information and belief of the Issuer" or any similar expression in respect of any matter shall be deemed to mean the actual knowledge of senior officers of the Issuer located at its principal place of business, together with the knowledge which such persons could have had, had the Issuer actually carried out the procedures regularly used by it in the day to day operation of its business.

      2.1.2   References in any Document to the expressions "so far as the Note
              Trustee is aware" or "to the best of the knowledge, information and belief of the Note Trustee" or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of members of the relevant department with
              responsibility for administering the transactions contemplated in the Documents of the Note Trustee.

                                     - 28 -

2.2   INTERPRETATION

      Any reference in the Documents to:

      a document being in an "AGREED FORM" means that the form of the document in question has been agreed between the proposed parties thereto and that a copy thereof has been signed for the purposes of identification by
      Clifford Chance Limited Liability Partnership;

      "CONTINUING", in respect of an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in accordance with the terms of the Conditions or, as the case may be, the relevant
      Document and, in respect of a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms of the Conditions or, as the case may be, the relevant
      Document;

      "EUROCLEAR", "CLEARSTREAM" and/or "DTC" shall, wherever the context so admits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer and the Note Trustee in relation to the Notes;

      "HOLDER" means the registered owner of a Note and the words "HOLDERS" and related expressions shall (where appropriate) be construed accordingly;

      "INCLUDING" shall be construed as a reference to "INCLUDING WITHOUT
      LIMITATION", so that any list of items or matters appearing after the word
      "including" shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word "including";

      "INDEBTEDNESS" shall be construed so as to mean any indebtedness for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

      (a)     amounts raised by acceptance under any acceptance credit facility;

      (b)     amounts raised under any note purchase facility;

      (c)     the amount of any liability in respect of leases or hire purchase contracts which would in accordance with applicable law and the relevant generally accepted accounting principles, be treated as finance or capital leases;

      (d)     the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 days; and

      (e)     amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

      a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgement, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

                                     - 29 -

      a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that:

      (a)     if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

      (b)     if there is no numerically corresponding day in that next
              succeeding calendar month, that period shall end on the last
              Business Day in that next succeeding calendar month,

      and references to "MONTHS" shall be construed accordingly;

      "OUTSTANDING" means, in relation to the Notes, all the Notes other than:

      (a)     those which have been redeemed in full in accordance with the
              Conditions;

      (b)     those in respect of which the date for redemption, in accordance with the provisions of the Conditions, has occurred and for which the redemption monies (including all interest accrued thereon to such date for redemption) have been duly paid to the Note Trustee or the Principal Paying Agent in the manner provided for in the
              Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with the Notices
              Condition) and remain available for payment in accordance with the
              Conditions;

      (c)     those which have been redeemed and surrendered for cancellation as provided in Condition 8 (Redemption and Purchase) and notice of the cancellation of which has been given to the Note Trustee;

      (d)     those which have become void under the Conditions;

      (e)     those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Note Certificates have been issued pursuant to Condition 14 (Replacement of Note
              Certificates); and

      (f)     those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacement Note Certificates have been issued pursuant to Condition 14 (Replacement of Note
              Certificates);

      provided that for each of the following purposes, namely:

      (i)     the right to attend and vote at any Meeting of Noteholders;

      (ii)    the determination of how many and which Notes are for the time being outstanding for the purposes of Clause 10.1 (Waiver), Clause
              10.2 (Modifications), Clause 11.3 (Legal Proceedings), Clause 15.2
              (Exchange Rate Indemnity) and Clause 16.2 (Appointment of Note
              Trustees) of the Note Trust Deed and Condition 11 (Events of
              Default) Condition 15 (Meetings of Noteholders; Modification and
              Waiver) and Condition 16 (Enforcement) and the Provisions for
              Meetings of Noteholders; and

                                     - 30 -

      (iii)   any discretion, power or authority, whether contained in the Note
              Trust Deed or provided by law, which the Note Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them,

      those Notes (if any) which are for the time being held beneficially by or for the account of the Issuer or any of its respective subsidiaries,
      Affiliates or holding companies or other subsidiaries or Affiliates of such holding companies shall (unless and until ceasing to be so held or, in the case of the Issuer, cancelled) be deemed not to remain outstanding;

      a "PERSON" shall be construed as a reference to any Person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal Personality) of two or more of the foregoing;

      "PRINCIPAL" shall, where applicable, include premium;

      "REPAY", "REDEEM" and "PAY" shall each include both of the others and
      "REPAID", "REPAYABLE" and "REPAYMENT", "REDEEMED", "REDEEMABLE" and
      "REDEMPTION" and "PAID", "PAYABLE" and "PAYMENT" shall be construed accordingly;

      all references in this Agreement or in any Document placing an obligation upon the Note Trustee of "REASONABLENESS" or to be "REASONABLE" shall where such obligation is held by the Note Trustee be construed so that such obligation shall be determined solely by reference to the interests of the holders of the Most Senior Class of Notes outstanding as a Class;

      a reference to any "TRANSACTION PARTY" in this Agreement or in any
      Document or in the Conditions shall be construed so as to include its and any subsequent successors and transferees in accordance with their respective interests;

      a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Companies Act and a "SUBSIDIARY UNDERTAKING" or "PARENT
      UNDERTAKING" is to be construed in accordance with section 258 of the
      Companies Act;

      a "SUCCESSOR" of any party shall be construed so as to include an assignee or successor in title of such party and any Person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under the relevant Document or to which, under such laws, such rights and obligations have been transferred;
      and

      a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or Persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries.

2.3   CURRENCY SYMBOLS

      "(POUND)", "POUNDS STERLING" and "STERLING" denote the lawful currency of the United Kingdom and "(EURO)", "EUR" or "EURO" are the single currency introduced at the start of the

                                     - 31 -

      third stage of EMU pursuant to the Treaty, "US$", "US DOLLARS" and
      "DOLLARS" denote the lawful currency of the United States of America.

2.4   DOCUMENTS AND OTHER AGREEMENTS

      Any reference to the Turquoise Funding Master Framework Agreement, any
      Document or any other agreement or document shall be construed as a reference to this Turquoise Funding Master Framework Agreement, such
      Document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or replaced.

2.5   STATUTES AND TREATIES

      Any reference to a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

2.6   HEADINGS

      Section, Part, Schedule, Paragraph and Clause headings are for ease of reference only.

2.7   TIME

      Any reference in any Document to a time of day shall, unless a contrary indication appears, be a reference to London time.

2.8   SCHEDULES

      Any Schedule of, or Appendix to a Document forms part of such Document and shall have the same force and effect as if the provisions of such Schedule or Appendix were set out in the body of such Document. Any reference to a
      Document shall include any such Schedule or Appendix.

2.9   SECTIONS

      Except as otherwise specified in a Document, reference in a Document to:

      2.9.1   "Section" shall be construed as a reference to a Section of such
              Document;

      2.9.2   "Part" shall be construed as a reference to a Part of such
              Document;

      2.9.3   "Schedule" shall be construed as a reference to a Schedule of such
              Document; and

      2.9.4   "Clause" shall be construed as a reference to a Clause of a Part of such Document; and

      2.9.5   "Paragraph" shall be construed as a reference to a Paragraph of a
              Schedule of such Document.

2.10  NUMBER

      In any Document, save where the context otherwise requires, words importing the singular number include the plural and vice versa.

                                     - 32 -

2.11  TIME OF THE ESSENCE

      Any date or period specified in any Document may be postponed or extended by mutual agreement between the parties, but as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

2.12  ADDITIONAL AMOUNTS

      Principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any redemption amounts which may be payable under Condition 9 (Payments) and any premium;

2.13  RELEVANT CURRENCY

      "RELEVANT CURRENCY" shall be construed as a reference to the currency in which payments in respect of the Notes of the relevant Series are to be made as indicated in the applicable Prospectus Supplement/Final Terms;

2.14  ENFORCEMENT OF RIGHTS

      An action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

2.15  TRUST CORPORATION

      A trust corporation denotes a corporation entitled by rules made under the
      Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

2.16  THE CONDITIONS

      In the Note Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined therein shall have the same meaning in the Note Trust
      Deed.

                                     - 33 -

                                   SCHEDULE 2

                                  COMMON TERMS

                          PART 1 - GENERAL LEGAL TERMS

1.    FURTHER ASSURANCE

      Each Transaction Party referred to as an "OBLIGOR" in any Document for the purposes of this Paragraph shall (at such Transaction Party's cost) do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power and as may be reasonably requested of it by the Transaction Party referred to as an "OBLIGEE" in such Document for the purposes of this paragraph in order to implement and/or give effect to such Document and the Transactions.

2.    ENTIRE AGREEMENT

2.1   ENTIRE AGREEMENT

      The Documents and any document referred to in the Documents constitute the entire agreement and understanding between the Transaction Parties relating to the Transactions.

2.2   NO RELIANCE

      Each Transaction Party agrees that:

      2.2.1   it has not entered into any of the Documents in reliance upon any representation, warranty or undertaking of any other Transaction
              Party which is not expressly set out or referred to in one of the
              Documents;

      2.2.2   except in respect of an express representation or warranty under any of the Documents, it shall not have any claim or remedy
              (whether in equity, contract or tort, under the Misrepresentation
              Act 1967 or in any other way) in respect of any misrepresentation or breach of warranty by any other Transaction Party or in respect of any untrue statement by any other Transaction Party, regardless of whether such misrepresentation, breach or untrue statement was made, occurred or was given prior to the execution of any of the
              Documents.

2.3   BREACH OF DUTY

      Nothing in this Paragraph shall have the effect of limiting or restricting any liability of a Transaction Party arising as a result of any Breach of
      Duty.

3.    APPLICATION OF COMMON TERMS

3.1   SEPARATE PARTIES

      Where any Transaction Party acts in more than one capacity, the provisions of the Common Terms shall apply to such Person as though it were a separate party in each such capacity.

3.2   INCONSISTENCY

      If a term or provision of any Document (not including a term or provision relating to VAT) is inconsistent with any provision of the Common Terms or any term defined in

                                     - 34 -

      the Master Definitions Schedule, the term or provision of such Document shall prevail. If a term or provision of any Document relating to VAT is inconsistent with a provision of the Common Terms, the provision of the
      Common Terms shall prevail.

4.    NOTE TRUSTEE PARTY TO DOCUMENTS

4.1   BETTER PRESERVATION AND ENFORCEMENT OF RIGHTS

      Except where any Document provides otherwise, the Note Trustee has agreed to become a party to the Documents to which it is a party for the better preservation and enforcement of its rights under such Documents and the
      Security Documents and shall not assume any liabilities or obligations under any Document unless such obligation or liability is expressly assumed by the Note Trustee in such Document.

4.2   NOTE TRUSTEE HAS NO RESPONSIBILITY

      The Note Trustee shall not have any responsibility for any of the obligations of the other Transaction Parties and the other Transaction
      Parties acknowledge that the Note Trustee has no such responsibility.

5.    CHANGE OF NOTE TRUSTEE

      If there is any change in the identity of the Note Trustee in accordance with the terms of the Note Trust Deed, each of the Transaction Parties shall execute such documents and take such action as the new Note Trustee and the outgoing Note Trustee may reasonably require for the purposes of vesting in the new Note Trustee the benefit of the Documents and the rights, powers and obligations of the Note Trustee under the Documents, and releasing the outgoing Note Trustee from its future obligations under the Documents.

6.    SERVICES NON-EXCLUSIVE

6.1   NON-EXCLUSIVITY

      Subject to the provisions of the Documents, nothing in the Documents shall prevent any Transaction Party from rendering services similar to those provided for in the Documents to other Persons, firms or companies or from carrying on any business similar to or in competition with the business of any of the Transaction Parties.

6.2   EXISTING BUSINESSES

      Nothing in the Documents shall prevent any Transaction Party from carrying on its own business in the manner which it thinks fit, unless, by so doing, it would render itself unable to perform its obligations under the
      Documents in the manner contemplated in the Documents.

7.    RESTRICTION ON ENFORCEMENT OF SECURITY AND NON-PETITION

7.1   NO PROCEEDINGS AGAINST THE ISSUER

      Each Transaction Party (other than the Issuer) agrees with the Issuer that except as required by the TIA in respect of the Noteholders:

      7.1.1   no Transaction Party (other than the Note Trustee) nor any Person acting on behalf of such Transaction Party shall have any right to enforce the Security or to take any proceedings against the Issuer to enforce the Security or to direct the Note Trustee to do so other than as permitted by the Relevant Documents;

                                     - 35 -

      7.1.2   no Transaction Party (other than the Note Trustee) shall have the right to take or join any Person in taking any steps against the
              Issuer for the purpose of obtaining payment of any amount due from the Issuer to such Transaction Party;

      7.1.3   until the date falling one year and one day after the date on which the Issuer has discharged all of its obligations in relation to the Notes, neither it nor any party on its behalf (other than the Note Trustee) shall initiate or join any Person in initiating an Insolvency Event in relation to the Issuer; and

      7.1.4   it shall not be entitled to take any steps or proceedings which would result in the priority of payments as specified in each relevant Note Trust Deed Supplement (prior to any Enforcement
              Notice) and in the Conditions (after any Enforcement Notice) not being observed.

7.2   PERMITTED STEPS

      This Paragraph shall not prevent any Secured Creditor from taking any steps against the Issuer pursuant to the Documents (other than the
      Security Documents) so long as such steps do not amount to the initiation or the threat of initiation of an Insolvency Event in respect of the
      Issuer or the initiation or threat of initiation of legal proceedings for the purpose of obtaining payment of any amount due to such Transaction
      Party from the Issuer.

8.    NON-PETITION

8.1   The Note Trustee, any Noteholders and the Secured Creditors of any Series
      shall have recourse to the Secured Property in respect of such Series and, once such Secured Property has been realised, where the proceeds of enforcement of the Security, after meeting the expenses of the Note
      Trustee and any Receiver, are insufficient to pay amounts due in respect of the Notes of that Series, the assets of the Issuer not already secured under a fixed charge or other security interest of any other Series will be available for remaining outstanding claims. In particular, no
      Noteholders nor any Secured Creditor in respect of any Series may (at any time, whether prior to or after the realisation of the Secured Property):

      8.1.1   institute against, or join any person in instituting against the
              Issuer any bankruptcy, winding up, re-organisation, arrangement, administration, insolvency, liquidation proceeding or other proceeding under any similar law (but, for the avoidance of doubt, without prejudice to its ability to appoint a Receiver pursuant to the terms of the Note Trust Deed as supplemented by the relevant
              Note Trust Deed Supplement in relation to such Series) nor shall any of them have any claim in priority in respect of any such sums over or in respect of any assets of the Issuer which comprise
              Secured Property secured only for any other Series; or

      8.1.2   have any recourse, in respect of any obligation, covenant or agreement of the Issuer, against any shareholder, officer, agent, or director of the Issuer.

                                     - 36 -

9.    PROVISIONS RELATING TO THE SECURITY DOCUMENTS

9.1   ACKNOWLEDGEMENTS BY SECURED CREDITORS

      Each Secured Creditor:

      9.1.1   acknowledges the Security created by the Security Documents;

      9.1.2   undertakes to the Note Trustee not to do anything inconsistent with the Security or the terms of the Security Documents;

      9.1.3   agrees to observe the provisions of the Security Documents;

      9.1.4   acknowledges that the Security is held by the Note Trustee for the benefit of all the Secured Creditors and that any Receiver shall be appointed by the Note Trustee for the benefit of all the
              Secured Creditors; and

      9.1.5   acknowledges the existence of the rights conferred on the
              Noteholders by Condition 11 (relating to the delivery of an
              Enforcement Notice) and Condition 16 (relating to Proceedings).

9.2   SECURED CREDITORS AND DOCUMENTS

      Each Secured Creditor shall be bound by, and deemed to have notice of, all of the provisions of the Documents as if they were parties to each
      Document.

9.3   RESTRICTIONS ON EXERCISE OF SECURITY RIGHTS

      If the Note Trustee, having become bound to do so, fails:

      9.3.1   to deliver an Enforcement Notice; and/or

      9.3.2   to take any steps or proceedings to enforce the Security in accordance with Clause 11 (Enforcement) of the Note Trust Deed,

      within a reasonable time and such failure is continuing, any Noteholder shall be entitled to take any such steps and proceedings as it shall deem necessary or desirable and not involving any breach of Clause 7.1 (No proceedings against the Issuer) including steps for the appointment of a successor Note Trustee.

9.4   RECEIPT

      The Note Trustee is hereby authorised to execute on behalf of the Secured
      Creditors a receipt in respect of all or part only of the Secured
      Obligations, as may be appropriate from time to time.

                                     - 37 -

9.5   RECOVERIES AFTER ENFORCEMENT

      Except for moneys paid out by the Note Trustee pursuant to and in accordance with Clause 12.1 of the Note Trust Deed and Condition 5
      (Application of Proceeds Upon Enforcement), all monies received or recovered by the Secured Creditors and Noteholders in respect of the
      Secured Obligations after delivery of an Enforcement Notice (whether by way of set-off, retention, compensation, balancing of accounts or otherwise) shall forthwith be paid to (and pending such payment held on trust for) the Note Trustee.

10.   OBLIGATIONS AS CORPORATE OBLIGATIONS

10.1  NO RECOURSE AGAINST SHAREHOLDERS AND OTHERS

      No Transaction Party shall have any recourse against any director, shareholder, officer, agent, employee or director of a Transaction Party in his capacity as such, by any Proceedings or otherwise, in respect of any obligation, covenant, or agreement of a Transaction Party (acting in any capacity whatsoever) contained in any of the Documents.

10.2  CORPORATE OBLIGATIONS

      It is expressly agreed and understood that each Document is a corporate obligation of each Transaction Party.

10.3  NO PERSONAL LIABILITY

      No personal liability shall attach to or be incurred by any shareholder, officer, agent, employee or director of a Transaction Party in his capacity as such, under or by reason of any of the obligations, covenants or agreements of such Transaction Party contained in the Documents or implied from the Documents except where such liability arises by reason of the fraud or wilful misconduct by such shareholder, officer, agent employee or director and any and all such personal liability of every such shareholder, officer, agent, employee or director for breaches by such
      Transaction Party of any such obligations, covenants or agreements, either at law or by statute or constitution, is hereby expressly waived by the other Transaction Parties as a condition of and consideration for the execution of the Documents.

10.4  NO LIABILITY FOR OBLIGATIONS OF THE ISSUER

      The Transaction Parties, other than the Issuer, shall not have any liability for the Obligations of the Issuer and nothing in the Documents shall constitute the giving of a guarantee, an indemnity or the assumption of a similar obligation by any of such other Transaction Parties in respect of the performance by the Issuer of the Obligations.

11.   VARIATION OF DOCUMENTS

11.1  GENERAL

      Subject to Clause 11.2 (Permitted Exceptions) and Clause 11.3 (Variation
      of Documents to Comply with Securities Act), the variation of any Document is valid only if it is in writing and signed by or on behalf of each
      Transaction Party which is a party to such Document and notification is made to the Rating Agencies of such variation.

11.2  PERMITTED EXCEPTIONS

                                     - 38 -

      Clause 11.1 (General) is expressly subject to the application of Clause
      10.2 (Modifications) of the Note Trust Deed and Condition 15 (Meetings of
      Noteholders; Modification and Waiver).

11.3  VARIATION OF DOCUMENTS TO COMPLY WITH SECURITIES ACT

      Notwithstanding Clause 11.1 (General), the parties to any Document shall be entitled to make any modification or amendment to such Document upon receipt of an opinion of counsel that such modification or amendment is necessary in order to register any Series of Notes under the Securities
      Act.

12.   EXERCISE OF RIGHTS AND REMEDIES

12.1  NO WAIVER

      A failure to exercise or delay in exercising a right or remedy provided by any Document or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by any Document or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

12.2  RIGHTS AND REMEDIES CUMULATIVE

      Except where any Document specifically provides otherwise, the rights and remedies contained in a Document are cumulative and not exclusive of rights or remedies provided by law.

13.   PARTIAL INVALIDITY

      The invalidity, illegality or unenforceability of a provision of a
      Document does not affect or impair the continuation in force of the remainder of such Document.

14.   NO PARTNERSHIP

      Except where any Document specifically provides otherwise, no provision of any Document creates a partnership between any of the Transaction Parties or makes a Transaction Party the agent of another Transaction Party for any purpose. Except where any Document provides otherwise, a Transaction
      Party has no authority or power to bind, to contract in the name of, or to create a liability for another Transaction Party in any way or for any purpose.

15.   CONTINUATION OF OBLIGATIONS

      Except to the extent that they have been performed and except where any
      Document specifically provides otherwise, the warranties, representations, indemnities, and obligations contained in any Document remain in force after the date on which they were expressed to take effect until the Final
      Discharge Date.

16.   ASSIGNMENT AND SUBCONTRACTING

16.1  SUCCESSORS

      Each Document shall be binding upon and enure to the benefit of each
      Transaction Party which is a party to such Document or is otherwise bound by its terms and its or any subsequent successors and assigns.

                                     - 39 -

16.2  ASSIGNMENT

      Except where any Document provides otherwise or with the prior written consent of the Note Trustee, a Transaction Party may not assign or transfer or purport to assign or transfer a right or obligation under any
      Document to which it is a party.

16.3  BENEFIT

      Each Transaction Party (other than the Note Trustee) is entering into each
      Document to which it is a party for its benefit and not for the benefit of another Person.

16.4  DELEGATION

      Except where any Document specifically provides otherwise, a Transaction
      Party may not subcontract or delegate the performance of any of its obligations under a Document.

17.   THIRD PARTY TRANSACTION RIGHTS

      Without prejudice to the rights of the Persons mentioned in Clauses 8.1.2,
      10.1 (No Recourse Against Shareholders and Others), 10.3 (No Personal
      Liability) and 22 (Value Added Tax) herein and clauses 2.3.3 and 2.6
      (Related Agreements) of the Note Trust Deed, a Person who is not a party to any Document has no right under the Contract (Rights of Third Parties)
      Act 1999 to enforce any term of any Document but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.   CONFIDENTIALITY

18.1  CONFIDENTIALITY OF INFORMATION

      Each Transaction Party agrees that prior to the Final Discharge Date and thereafter it shall keep confidential and it shall not disclose to any
      Person whatsoever, any information relating to the business, finances or other matters of a confidential nature of the Transferor, Loan Note Issuer
      No.1 or the Issuer (as the case may be) which it may have obtained as a result of the execution of any Document or of which it may otherwise have become possessed including any information concerning the identity of any
      Cardholder.

18.2  DISAPPLICATION OF CONFIDENTIALITY PROVISIONS

      The Transaction Parties shall use all reasonable endeavours to prevent any disclosure referred to in Clause 18.1 (Confidentiality of Information)
      provided however that the provisions of Clause 18.1 (Confidentiality of
      Information) shall not apply:

      18.2.1  to the disclosure of any information to any Person who is a
              Transaction Party insofar as such disclosure is expressly
              permitted by the relevant Document;

      18.2.2  to the disclosure of any information already known to the recipient otherwise than as a result of entering into any of the
              Documents;

      18.2.3  to the disclosure of any information with the consent of the relevant Transaction Parties;

      18.2.4  to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

                                     - 40 -

      18.2.5  to the disclosure of any information:

              (a)   in order to obtain the admission of the Notes to the
                    Official List; or

              (b)   in connection with the admission of the Notes to trading on the Stock Exchange; or

              (c)   in relation to the registration of the program and the Notes under the Securities Act or the discharge of reporting
                    obligations under the Exchange Act;

              (d)   which is necessary or desirable to provide to prospective
                    investors in the Notes;

      18.2.6  to the disclosure of any information with respect to the tax treatment or tax structure of the transactions contemplated herein, provided that any disclosure shall encompass solely matters relevant to:

              (a)   United States federal income taxation to the extent
                    applicable; or

              (b)   the tax laws of any state or local jurisdiction within the
                    United States to the extent applicable;

      18.2.7  to the extent that the recipient is required to disclose the same pursuant to any Requirement of Law or any Regulatory Direction;

      18.2.8  to the extent that the recipient needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Documents or, in the case of the Note Trustee, for the purpose of discharging, in such manner as it thinks fit, its duties or obligations under or in connection with the Documents in each case to such Persons as require to be informed of such information for such purposes;

      18.2.9  to the extent that the recipient needs to disclose the same to any of its employees provided that before any such disclosure each
              Transaction Party shall make the relevant employees aware of its obligations of confidentiality under the relevant Document and shall at all times procure compliance with such obligations by such employees;

      18.2.10 to the disclosure of any information to professional advisers including auditors who receive the same under a duty of
              confidentiality;

      18.2.11 to the disclosure of any information which any Rating Agency may require to be disclosed to it or its professional advisers; or

      18.2.12 to the disclosure of any information which HSBC Bank plc in its capacity as lead manager of the transactions and each other Dealer in the relevant transactions may require to be disclosed to it or its professional advisers.

                                     - 41 -

19.   NOTICES

19.1  COMMUNICATIONS IN WRITING

      Except as specified in any Document, any Notice:

      19.1.1  shall be in writing; and

      19.1.2  shall be delivered personally or sent by first class pre-paid recorded delivery (and first class air mail if overseas) or by fax
              (provided that such Notice shall forthwith be confirmed by post)
              to the party due to receive the Notice at its address or fax number and marked for the attention of the Person or Persons set out in Schedule 3 (Notices Details) or to another address or fax number or marked for the attention of another Person or Persons specified by the receiving party by not less than seven days'
              written notice to the other Transaction Parties received before the Notice was despatched.

19.2  TIME OF RECEIPT

      Unless there is evidence that it was received earlier, a Notice marked for the attention of the Person specified in accordance with Clause 19.1
      (Communications in Writing) is deemed given:

      19.2.1  if delivered personally, when left at the relevant address referred to in Schedule 3 (Notices Details);

      19.2.2  if sent by post, except air mail, three days after posting it;

      19.2.3  if sent by air mail, seven days after posting it; and

      19.2.4  if sent by fax, 24 hours after completion of its transmission/when confirmation of its transmission has been recorded by the sender's fax machine.

20.   COUNTERPARTS

      Each Document may be executed in any number of counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                     - 42 -

                                     PART 2

                               PAYMENT PROVISIONS

21.   CALCULATIONS AND PAYMENTS

21.1  BASIS OF ACCRUAL

      Except as otherwise provided in any Document, any interest, commitment commission or fees due from one Transaction Party to another under any
      Document shall accrue from day to day and shall be calculated on the basis of a year of the number of days equal to the Day Count Fraction (or, in any case where market practice differs, in accordance with market practice).

21.2  CURRENCY INDEMNITY

      If any sum (a "SUM") due from a Paying Transaction Party to a Receiving
      Transaction Party under any Document or any order, judgement, award or decision given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

      21.3.1  making or filing a claim or proof against the Paying Transaction
              Party; or

      21.3.2  obtaining or enforcing an order, judgement, award or decision in any court or other tribunal,

      the Paying Transaction Party shall indemnify the Receiving Transaction
      Party from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b)
      the rate or rates of exchange available to such Person at the time of receipt of such Sum.

21.3  CURRENCY OF ACCOUNT AND PAYMENT

      Except where specified otherwise, Sterling is the currency of account and payment for each and every sum at any time due from one Transaction Party to another under the Documents, except that each payment in respect of costs and expenses in respect of a Document shall be made in the currency in which the same were incurred.

21.4  PAYMENTS TO THE ISSUER

      On each date on which any Document requires an amount to be paid by a
      Transaction Party to the Issuer, such Transaction Party shall make the relevant amount available to the Issuer by payment to the Issuer
      Distribution Account for value on the due date no later than the time specified in the relevant Document or, if no time is specified in the relevant Document, by close of banking hours in the place of payment on the due date.

21.5  PAYMENTS TO OTHER TRANSACTION PARTIES

      On each date on which any Document requires an amount to be paid by one
      Transaction Party to another Transaction Party (other than to the
      Transferor or to the Issuer), the Paying Transaction Party shall make the relevant amount available to the Receiving Transaction Party by payment to the account specified in the relevant Document for value on the due date no later than the time specified in the relevant Document or, if no

                                     - 43 -

      time is specified in the relevant Document, by close of banking hours in the place of payment on the due date.

21.6  NO SET-OFF

      All payments required to be made by any Transaction Party under any
      Documents except any Swap Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

21.7  PARTIAL PAYMENTS

      If and whenever a payment is made by any Transaction Party to another under any Document, the Receiving Transaction Party shall, except as otherwise provided in any Document, apply the amount received towards the obligations of the Paying Transaction Party under the relevant Document in the following order:

      21.7.1  first, in or towards payment of any Liabilities which the
              Receiving Transaction Party is entitled to be paid under the terms of the relevant Document;

      21.7.2  secondly, in or towards payment pro rata of any accrued interest due but unpaid;

      21.7.3  thirdly, in or towards payment pro rata of any principal due but unpaid; and

      21.7.4  fourthly, in or towards payment pro rata of any other sum due but unpaid.

21.8  VARIATION OF PARTIAL PAYMENTS

      The order of payments set out in Clause 21.7 (Partial Payments) shall override any appropriation made by any Obligor but the order set out in the last three sub-clauses of Clause 21.7 (Partial Payments) may be varied if the relevant Transaction Parties so agree.

21.9  BUSINESS DAYS

      Except as otherwise provided in any Document any payment which is due to be made on a day that is not a Business Day shall be made on the next
      Business Day in the same calendar month (if there is one) or on the preceding Business Day (if there is not).

21.10 RECTIFICATION

      If any amount paid pursuant to a Document (other than by or to the Note
      Trustee) shall be determined (after consultation in good faith between the
      Transaction Parties which are parties to the relevant Document) to have been incorrect, the Transaction Parties shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts subsequently received and retained by all relevant
      Transaction Parties are those which they would have received and retained if no such error had been made.

22.   VALUE ADDED TAX

22.1  Except as otherwise provided in the relevant Document, any sum payable under a Document by one Transaction Party (other than the Issuer, Loan
      Note Issuer No.1 or Loan Note Issuer No.2) to another is deemed to be exclusive of any VAT chargeable on

                                     - 44 -

      any supply by the other Transaction Party for which that sum is the consideration (in whole or in part) for VAT purposes.

22.2  Except as otherwise provided in the relevant Document, any sum payable or other consideration provided under a Document by the Issuer, Loan Note
      Issuer No.1 or Loan Note Issuer No.2 is inclusive of any VAT chargeable at any rate on any supply for which that sum is the consideration (in whole or in part) for VAT purposes and section 89 of VATA shall not apply to affect the amount of such sum or other consideration.

22.3  Where:

      22.3.1  any Transaction Party (such Person a "SUPPLIER" for the purposes of this Clause 22) makes a supply to another Transaction Party
              (such Person the "RECIPIENT" in relation to that supply for the purposes of this Clause 22) for VAT purposes pursuant to a
              Document;

      22.3.2  the sum which is the consideration (in whole or in part) for that supply is deemed to be exclusive of VAT (or would be so deemed if the consideration were in cash); and

      22.3.3  VAT is or becomes chargeable on such supply for which the Supplier is required to account to HM Revenue and Customs,

      the Recipient shall pay to the Supplier an amount equal to that VAT (in addition to any other consideration for such supply), such payment to be made no later than two Business Days before the last day (as notified to the Recipient in writing by the Supplier) on which the Supplier can account to HM Revenue and Customs or the relevant Tax Authority (as the case may be) for such VAT without incurring interest or penalties.

22.4  If, in relation to any supply made pursuant to a Document for VAT purposes which gives rise to a charge imposed by section 8 of the VATA (or equivalent provisions of any other VAT legislation), the Recipient of the supply is the Issuer and:

      22.4.1  the consideration for such supply consists wholly of money, such consideration shall be reduced to such amount as, with the addition thereto of the VAT chargeable in respect of such supply, equals the original amount payable by the Recipient; or

      22.4.2  the consideration for such supply does not consist of, or wholly of, money, the Supplier shall pay to the Recipient an amount equal to the VAT chargeable in respect of such supply, such payment to be made no later than two Business Days before the last day (as notified to the Supplier in writing by the Recipient) on which the
              Recipient can account to HM Revenue and Customs for such VAT without incurring interest or penalties.

22.5  Any reference in a Document to any fee, cost, disbursement, expense or liability incurred by any Transaction Party and in respect of which such party is to be reimbursed or indemnified (or which is to be paid or discharged) by any other Person or the amount of which is to be taken into account in any calculation or computation shall, save where the context otherwise requires, include a reference to VAT incurred (including, without

                                     - 45 -

      limitation, any VAT incurred under section 8 of VATA (or equivalent provisions of any other VAT legislation)) by such Transaction Party in respect of such fee, cost, disbursement, expense or liability, save where the Transaction Party concerned is not the Issuer, Loan Note Issuer No.1,
      Loan Note Issuer No.2 or the Note Trustee, in which case the reference to
      VAT is only to the extent that such Transaction Party is not entitled to obtain credit or repayment in respect of such VAT from HM Revenue and
      Customs or any other Tax Authority.

22.6  Any reference herein to a Transaction Party shall (where appropriate) be deemed, with respect to any time when such party is treated as a member of a group for the purposes of sections 43 to 43D of VATA and the Value Added
      Tax (Groups: eligibility) Order 2004, to include a reference to the representative member of such group.

23. WITHHOLDING TAXES

23.1  TAX DEDUCTION

      Except as otherwise provided in any Document, each payment made by a
      Paying Transaction Party to a Receiving Transaction Party under any
      Document shall be made without any Tax Deduction, unless a Tax Deduction is required by any Requirement of Law.

23.2  NOTIFICATION

      If a Paying Transaction Party becomes aware that it must make a Tax
      Deduction in respect of any payment under any Document (or that there is any change in the rate or the basis of a Tax Deduction) it shall notify the Receiving Transaction Party accordingly.

24.   ECONOMIC AND MONETARY UNION

24.1  If the Notes are redenominated pursuant to Condition 20 (Redenomination,
      Renominalisation and Reconventioning), then following redenomination and subject always to the terms of Condition 20 (Redenomination,
      Renominalisation and Reconventioning):

      24.1.1  Denominations: if Individual Note Certificates are required to be issued, they shall be issued in euro in such denominations as the
              Principal Paying Agent shall determine and notify to the
              Noteholders;

      24.1.2  Calculation of Interest: the amount of interest due in respect of the Notes represented by the Global Note Certificates will be calculated by reference to the aggregate principal amount of such
              Global Note Certificates and the amount of such payment shall be rounded down to the nearest euro 0.01.

25.   COSTS

      Except as otherwise provided in a Document, each Transaction Party (other than the Note Trustee and Security Trustee) shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of each Document and of each document referred to in it.

                                     - 46 -

                                     PART 3

                            GOVERNING LAW PROVISIONS

26.   GOVERNING LAW

      This Agreement and all matters arising from or connected with it shall be governed by English law save that those parts of the Note Trust Deed concerned with the creation, subsistence or enforcement of any Issuer
      Jersey Security Interest shall be governed by and construed in accordance with Jersey law.

27.   JURISDICTION

27.1  ENGLISH COURTS

      The courts of England have exclusive jurisdiction to settle any Dispute.

27.2  CONVENIENT FORUM

      The parties other than the Note Trustee agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

27.3  JURISDICTION

      Paragraph 27.1 (English Courts) is for the benefit of the Note Trustee for the purpose of this Paragraph 27 in any Transaction Document. As a result each party acknowledges that Paragraph 27.1 (English Courts), does not prevent the Note Trustee from taking any Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Note Trustee may take concurrent Proceedings in any number of jurisdictions.

                                     - 47 -

                                   SCHEDULE 3

                                 NOTICES DETAILS

The address referred to in Paragraph 19 (Notices) of the Common Terms is:

1.    IN THE CASE OF HSBC BANK PLC, AS TRANSFEROR:

      Address:         8 Canada Square, London E14 5HQ

      Tel:             + 44 20 7991 8888

      Fax:             + 44 20 7991 4663

      Attention:       HSBC Card Services

2.    IN THE CASE OF HSBC BANK PLC AS ARRANGER:

      Address:         8 Canada Square, London E14 5HQ

      Tel:             + 44 20 7991 8888

      Fax:             +44 (0)20 7992 4973

      Attention:       Transaction Development

3.    IN THE CASE OF THE ISSUER:

      Address:         c/o Wilmington Trust SP Services (London) Limited, Tower
                       42 (Level 11), 25 Old Broad Street, London EC2N 1HQ

      Tel:             +44 (0) 20 7614 1111

      Fax:             +44 (0) 20 7614 1122

      Attention:       The Directors

      with a copy to the Transferor.

4.    IN THE CASE OF HOLDINGS:

      Address:         c/o Wilmington Trust SP Services (London) Limited, Tower
                       42 (Level 11), 25 Old Broad Street, London EC2N 1HQ

      Tel:             +44 (0) 20 7614 1111

      Fax:             +44 (0) 20 7614 1122

      Attention:       The Directors

                                     - 48 -

      with a copy to the Transferor.

5.    IN THE CASE OF THE NOTE TRUSTEE:

      Address:         767 Third Avenue - 31st floor, New York, New York 10017

      Tel:             +1 212 750 6474

      Fax:             +1 212 750 1361

      Attention:       Patrick Healy

6.    IN THE CASE OF THE PRINCIPAL PAYING AGENT, AGENT BANK, ISSUER ACCOUNT
      BANK, UK REGISTRAR AND UK TRANSFER AGENT AT ITS SPECIFIED OFFICE BEING:

      Address:         8 Canada Square, London E14 5HQ

      Fax:             +44 20 7260 8932

      Attention:       The Manager - Operations, Corporate Trust and Loan Agency

7.    IN THE CASE OF THE US PAYING AGENT, US REGISTRAR AND EXCHANGE AGENT AT ITS
      SPECIFIED OFFICE BEING:

      Address:         10 East 40th Street, New York, NY 10016, United States

      Fax:             +1 716 841 5391

      Attention:       The Manager - Operations, Corporate Trust and Loan Agency

8.    IN THE CASE OF THE BANK ACCOUNT OPERATOR AND LNI ACCOUNT BANK:

      Address:         8 Canada Square, London E14 5HQ

      Fax:             +44 (0) 20 7992 4498

      Attention:       Product Control

9.    IN THE CASE OF THE EXPENSES LOAN LENDER:

      Address:         8 Canada Square, London E14 5HQ

      Fax:             +44 20 7992 4869

      Attention:       Turquoise Expenses Loan Lender

                                     - 49 -

10.   IN THE CASE OF LOAN NOTE ISSUER NO.1 AND INVESTOR BENEFICIARY:

      Address:         PO Box 75, 26 New Street, St Helier, Jersey

      Fax:             +44 (0) 1534 814815

      Attention:       The Directors

11.   IN THE CASE OF WTSS:

      Address:         Tower 42 (Level 11), International Financial Centre,
                       25 Old Broad Street, London EC2N 1HQ
      Fax:             +44 (0) 20 7614 1122

      Attention:       The Directors

                                     - 50 -

                                   SCHEDULE 4

                     ISSUER'S REPRESENTATIONS AND WARRANTIES

                                     PART 1

             CORPORATE REPRESENTATIONS AND WARRANTIES OF THE ISSUER

1.    MANAGEMENT AND ADMINISTRATION

      The Issuer represents and warrants that its management, the places of residence of the majority of its directors, the place at which its meetings of the board of directors are held and the place from which its interests are administered are all situated in England.

2.    NO SUBSIDIARIES, EMPLOYEES OR PREMISES

      The Issuer represents and warrants that it has no branch office in any jurisdiction, no subsidiaries and no employees.

                                     PART 2

        TRANSACTION DOCUMENT REPRESENTATIONS AND WARRANTIES OF THE ISSUER

1.    CORPORATE POWER

      The Issuer has the requisite power and authority to:

1.1   enter into each Relevant Document; and

1.2   create and issue the Notes and the Security, and to undertake and perform the obligations expressed to be assumed by it therein.

2.    AUTHORISATION

      All acts, conditions and things required to be done, fulfilled and performed in order:

2.1   to enable the Issuer lawfully to issue, distribute and perform the terms of the Notes and distribute the Base Prospectus and Prospectus
      Supplement/Final Terms in accordance with the selling restrictions set out in Schedule 1 of the Dealer Agreement;

2.2   to enable the Issuer lawfully to enter into each Relevant Document;

2.3   to enable the Issuer lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Relevant
      Documents;

2.4   to ensure that the obligations expressed to be assumed by it in the Notes and the Relevant Documents are legal, valid, binding and enforceable against it; and

2.5   to make the Notes and the Relevant Documents admissible in evidence in the
      Issuer Jurisdiction,

      have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected, and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

                                     - 51 -

3.    EXECUTION

      The Relevant Documents have been duly executed by the Issuer.

4.    NO BREACH OF LAW OR CONTRACT

      The entry by the Issuer into and the execution (and, where appropriate, delivery) of the Relevant Documents and the performance by the Issuer of its obligations under the Relevant Documents do not and will not conflict with or constitute a breach or infringement by the Issuer of:

4.1   the Issuer's Memorandum and Articles of Association;

4.2   any Requirement of Law or any Regulatory Direction in force as at the date of this Agreement; or

4.3   any agreement, indenture, contract, mortgage, deed or other instrument to which the Issuer is a party or which is binding on it or any of its assets.

5.    VALID AND BINDING OBLIGATIONS

      The obligations expressed to be assumed by the Issuer under the Relevant
      Documents (other than the Notes) are legal and valid obligations, binding on it and enforceable against it in accordance with their terms, except:

5.1   as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

5.2   as such enforceability may be limited by the effect of general principles of equity; and

5.3   obligations relating to stamp duties may be void by virtue of Section 117 of the Stamp Act 1891.

                                     - 52 -

                                   SCHEDULE 5

                                ISSUER COVENANTS

      The Issuer, in respect of each Series, hereby covenants with the Note
      Trustee that, until (i) no further sums are outstanding in respect of any
      Secured Obligation of the Issuer; (ii) the Issuer has fulfilled and discharged all of the Secured Obligations in respect of each Series; and
      (iii) this Turquoise Funding Master Framework Agreement is terminated as between the Issuer and all the other parties, it shall in relation to its respective obligations under any Series:

      (a)   CONDUCT: at all times carry on and conduct its affairs in a proper and efficient manner and for the purposes of UK GAAP, not engage in any activities other than Permitted Activities;

      (b)   INFORMATION: so far as permitted by law, at all times give to the
            Note Trustee and procure that there is given to it such
            certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require in relation to the performance of its functions under the Documents;

      (c)   AUDITORS' REPORTS: cause to be prepared and certified by the
            Auditors in respect of each financial year, accounts in such form as will comply with accounting principles generally accepted in the
            United Kingdom and with the requirements of the UKLA;

      (d)   GUARANTEE: not, without the prior written consent of the Note
            Trustee, give any guarantee or indemnity (other than as contemplated by the Series Documents and the Articles of Association of Issuer);

      (e)   NO BRANCH OR EMPLOYEES: not at any time maintain any permanent establishment, branch, office or agency anywhere other than in the
            United Kingdom and have any employees;

      (f)   CENTRE OF MAIN INTERESTS: maintain its "centre of main interests", as that term is used in Article 3(i) of the EU Regulation on
            Insolvency Proceedings No.1346/2000, in England;

      (g)   BOOKS OF ACCOUNTS: at all times keep proper books of account and allow the Note Trustee and any Person appointed by it, to whom the
            Issuer has no reasonable objection, access to the books of account of the Issuer at all reasonable times during normal business hours and to discuss the same with a nominated officer of the Issuer and in the event that audited financial accounts of the Issuer are produced, to provide a copy thereof to the Note Trustee in relation to each Series;

      (h)   NOTIFICATION OF EVENT OF DEFAULT: give notice in writing to the Note
            Trustee and the Noteholders in respect of such Series forthwith upon becoming aware of the occurrence of an Event of Default or Potential
            Event of Default in relation to such Series and without waiting for the Note Trustee to take any action;

                                     - 53 -

      (i)   FURTHER ACTS: at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Note Trustee to give effect to the Conditions and to these presents and each of the other Documents;

      (j)   TAX JURISDICTION: maintain its residence in the United Kingdom for the purposes of United Kingdom taxation;

      (k)   TAX: at all times use its best efforts to minimise taxes and any other costs arising in connection with its activities;

      (l)   LISTING AND ADMISSION TO TRADING: use all reasonable endeavours to obtain and maintain the listing of the Notes of each Series on the
            Official List and to obtain and maintain the admission to trading on the Gilt Edged and Fixed Interest Market of the London Stock
            Exchange (including compliance with the continuing obligations applicable to the Issuer by virtue of the admission of the Notes to the Official List or the admission to trading on the Gilt Edged and
            Fixed Interest Market of the London Stock Exchange) or, if it is
            unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets which is a recognised stock exchange for the purposes of section 349 of the Income and Corporation Taxes Act 1988 as the Issuer may (with the prior written approval of the Note
            Trustee) decide, and shall also use all reasonable endeavours to procure that there will at all times be furnished to the London
            Stock Exchange or to any other such stock exchange or securities market such information as the London Stock Exchange, UKLA or, as the case may be, any other such stock exchange or securities market may require to be furnished in accordance with its requirements and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a deed supplemental to the Note Trust Deed to effect such consequential amendments to the Note Trust Deed as the
            Note Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

      (m)   NOTICE TO NOTEHOLDERS: obtain the prior written approval of the Note
            Trustee to, and promptly give to the Note Trustee, or ensure that the Note Trustee receives, four copies of, the form of every notice given to the Noteholders in accordance with the Notices Condition, such approval, unless so expressed, shall not constitute approval for any other purposes (including approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act
            2000);

      (n)   ASCERTAINMENT OF OUTSTANDING AMOUNTS OF THE NOTES: in order to enable the Note Trustee to ascertain the number and amount of Notes for the time being outstanding for any of the purposes referred to in the proviso to the definition of "OUTSTANDING" contained in the
            Master Definitions Schedule, deliver to the Note Trustee forthwith upon being so requested in writing by the Note Trustee a

                                     - 54 -

            certificate in writing signed by a Director of the Issuer setting out the total number and the principal amount of the Notes which:

            (a)   up to and including the date of such certificate have been redeemed by the Issuer and cancelled; and

            (b)   are at the date of such certificate beneficially held by or for the account of the Issuer;

      (o)   COMPLIANCE: at all times comply with and perform all its obligations under these presents, the Conditions and under the Documents and use all reasonable endeavours to procure that the other parties thereto, other than the Note Trustee (or any Person which is the Note Trustee acting in another capacity), comply with and perform all their respective obligations thereunder and not make any amendment or modification thereto or agree to waive or authorise any breach thereof without the prior written approval of the Note Trustee;

      (p)   APPLICABLE LAWS: ensure that each Series and all other transactions to be effected hereunder shall at the time when they are entered into comply with all applicable laws and regulations of any governmental or other regulatory authority of the United Kingdom for the purposes of any relevant Series Documents and that all necessary consents and approvals of, and registrations and filings with, any such authority in connection therewith are obtained and maintained in full force and effect and copies thereof are supplied promptly to the Note Trustee;

      (q)   MODIFICATIONS TO DOCUMENTS: unless specified otherwise in the relevant Note Trust Deed Supplement, not make or consent to any material amendment, variation or termination to any Document in respect of any Series or any Secured Property in respect of such
            Series (including for the avoidance of doubt each programme agreement) without the prior written consent of the Note Trustee (in its capacity as trustee);

      (r)   LOAN NOTES: to provide such information to the Note Trustee as it shall require regarding the Loan Notes;

      (s)   NOTICE OF SECURITY: promptly after the date hereof join with the
            Note Trustee in giving notice to each relevant Person of the
            Security granted to the Note Trustee and procure that each such
            Person acknowledges the same. In addition to the foregoing, Issuer shall from time to time deliver, and assist the Note Trustee in delivering, any other notices in relation to any Security as the
            Note Trustee may reasonably request;

      (t)   PERFECTION: forthwith upon execution of any further instruments or documents pursuant to any Note Trust Deed Supplement creating or purporting to create or to perfect or to protect any security interest by Issuer, register in any jurisdiction where such registration may be required, details of such instrument or document;

                                     - 55 -

      (u)   AUTHORISED SIGNATORIES: upon the execution of this Agreement and thereafter forthwith upon any change of the same, deliver to the
            Note Trustee a list of the Authorised Signatories of the Issuer, together with certified specimen signatures of the same;

      (v)   BANK ACCOUNTS: to maintain all relevant bank accounts in the United
            Kingdom;

      (w)   STAMP DUTY: pay any stamp, issue, documentary or other similar taxes and duties (if any), including interest and penalties, payable in the United Kingdom in respect of the creation, issue and offering of the Notes and the execution or delivery of the Note Trust Deed. The
            Issuer will also indemnify the Note Trustee, the Noteholders from and against all stamp, issue, documentary or other similar taxes
            (excluding, for the avoidance of doubt, VAT) paid by any of them in any such jurisdiction in connection with any action taken by or on behalf of the Note Trustee or, as the case may be, the Noteholders to enforce the Issuer's obligations under the Note Trust Deed and the Notes;

      (x)   BOARD MEETINGS, MANAGEMENT AND ADMINISTRATION: shall (i) hold all meetings of the board of directors of the Issuer in the United
            Kingdom, (ii) not hold any such meeting outside the United Kingdom,
            (iii) procure that its central management and control, the places of residence of the majority of its directors and the place where its interests are administered on a regular basis will, at all times, remain situated in the United Kingdom and (iv) only hold board meetings when the United Kingdom resident directors present at the board meeting in the United Kingdom are in the majority at such board meeting;

      (y)   SWAP COUNTERPARTY: in executing the relevant Note Trust Deed
            Supplement, procure that the Swap Counterparty will covenant with the Note Trustee that:

            (a)   it will comply with and be bound by the terms of the relevant
                  Swap Agreement; it will not amend the relevant Swap Agreement without the consent of the Note Trustee; its recourse in
                  respect of its claim under the relevant Swap Agreement is
                  limited to the proceeds of the Secured Property as provided in the Note Trust Deed and Clause 7 (Restriction on Enforcement
                  of Security and Non-Petition) hereof and no debt shall be owed by the Issuer in respect of any shortfall; and it may take no action against the Issuer as provided in the Note Trust Deed
                  (including instituting or joining with any other Person in bringing, instituting or joining, insolvency proceedings
                  (whether court based or otherwise) in relation to the Issuer)
                  to enforce its rights (except as permitted by the relevant
                  Swap Agreement); and

            (b)   all provisions of the Note Trust Deed as regards the
                  entitlement of the Note Trustee to appoint agents and
                  delegates, to rely upon experts' opinions and otherwise
                  defining the rights and responsibilities of the Trustee with regard to the Secured Property in relation to such Series
                  shall also apply as between the Note Trustee and the Swap
                  Counterparty.

                                     - 56 -

      (z)   INFORMATION REGARDING NOTEHOLDERS: shall furnish or cause to be furnished to the Note Trustee at such times as the Note Trustee may request in writing, all information in the possession or control of the Issuer, or of its Registrars, as to the names and addresses of the Noteholders, and requiring the Note Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it or received by it in such capacity;

      (aa)  OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE
            CONTAINED THEREIN: so long as any of the Notes are outstanding and to the extent that any such Notes have been registered under the
            Securities Act, upon any application, demand or request by the
            Issuer to the Note Trustee to take any action under any of the provisions of the Note Trust Deed (other than the issuance of Notes)
            or upon request of the Note Trustee, the Issuer shall furnish to the
            Note Trustee an Officers' Certificate and Opinion of Counsel
            complying with the provisions of Section 314(e) of the TIA. Each certificate or opinion provided for in the Note Trust Deed and delivered to the Note Trustee with respect to compliance with a condition or covenant provided for in the Note Trust Deed shall include the items required by Section 314(e) of the TIA; and

      (bb)  SEC REPORTS: so long as any of the Notes are outstanding and to the extent that it is required to do so under Section 13 or 15(d) of the
            Exchange Act, file with the Note Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange
            Act within 15 days after it files them with the SEC. The Issuer also shall comply with the other provisions of Section 314(a) of the TIA.

                                     - 57 -

                                 EXECUTION PAGE

ISSUER

TURQUOISE CARD BACKED SECURITIES PLC               )
By:                                                )

         MARK FILER                                   Director
----------------------------------

HOLDINGS

TURQUOISE HOLDINGS LIMITED                         )
By:                                                )

         MARK FILER                                   Director
----------------------------------

PRINCIPAL PAYING AGENT, AGENT BANK, UK TRANSFER AGENT AND UK REGISTRAR AND
ISSUER ACCOUNT BANK

Executed for and on behalf of                      )
HSBC BANK PLC                                      )
By:                                                )

         PAUL OLIVE                                   Authorised Signatory
----------------------------------

BANK ACCOUNT OPERATOR, TRUST ACCOUNTS BANK, LNI ACCOUNT BANK AND EXPENSES LOAN
LENDER

Executed for and on behalf of                      )
HSBC BANK PLC                                      )
By:                                                )

         MICHAEL WORSFOLD                             Authorised Signatory
----------------------------------

                                     - 58 -

PAYING AGENT, US REGISTRAR, US TRANSFER AGENT AND EXCHANGE AGENT

Executed for and on behalf of                      )
HSBC BANK USA                                      )
NATIONAL ASSOCIATION                               )
By:      STEPHEN FERRERA
         VICE PRESIDENT
__________________________________                    Authorised Signatory

NOTE TRUSTEE

LAW DEBENTURE TRUST COMPANY OF NEW YORK AS
NOTE TRUSTEE
By       PATRICK J. HEALY

Name     PATRICK J. HEALY
Title    VICE PRESIDENT

OPTION CO

Executed for and on behalf of                      )
TURQUOISE OPTION CO LIMITED                        )
By:      S.M. HOLLYWOOD                            )

__________________________________                    Director

LOAN NOTE ISSUER NO.1 AND INVESTOR BENEFICIARY

Executed for and on behalf of                      )
TURQUOISE FUNDING 1 LIMITED                        )
                                                   )
By:      S.M. HOLLYWOOD                            )

__________________________________                    Director

                                     - 59 -

LOAN NOTE ISSUER NO.2 AND DORMANT BENEFICIARY

Executed for and on behalf of                   )
TURQUOISE FUNDING 2 LIMITED                     )
                                                )
By:                                             )

         S.M. HOLLYWOOD                            Director
----------------------------------

RECEIVABLES TRUSTEE

Executed for and on behalf of                   )
TURQUOISE RECEIVABLES                           )
TRUSTEE LIMITED                                 )
By:                                             )

         SM HOLLYWOOD                              Authorised Signatory
----------------------------------

WTSS

Executed for and on behalf of                   )
WILMINGTON TRUST SP                             )
SERVICES (LONDON) LIMITED
By:                                             )

         ROBIN BAKER                               Director/Authorised Signatory
----------------------------------

                                     - 60 -